January 31, 2012

Semi-Annual

Repor t

Legg Mason

Western Asset

Core Plus

Bond Fund

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

II	Legg Mason Western Asset Core Plus Bond Fund

Fund objective

The Fund seeks maximum total return consisting of capital appreciation and income, consistent with the preservation of capital.

Letter from the chairman

Dear Shareholder,

We are pleased to provide the semi-annual report of Legg Mason Western Asset Core Plus Bond Fund for the six-month reporting period ended January 31, 2012. Please read on for Fund performance information and a detailed look at prevailing economic and market conditions during the Fund’s reporting period.

As always, we remain committed to providing you with excellent service and a full spectrum of investment choices. We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our website, www.leggmason.com/individualinvestors. Here you can gain immediate access to market and investment information, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

February 24, 2012

Legg Mason Western Asset Core Plus Bond Fund	III

Investment commentary

Economic review

Economic growth in the U.S. accelerated over the six months ended January 31, 2012. Looking back, U.S. gross domestic product (“GDP”)i growth, as reported by the U.S. Department of Commerce, was 0.4% and 1.3% in the first and second quarters of 2011, respectively. Third quarter GDP growth then rose to 1.8%. The economy then gathered further momentum late in 2011, as the Commerce Department’s second estimate for fourth quarter GDP growth was 3.0% — the fastest pace since the second quarter of 2010. This was attributed, in part, to higher consumer spending, which rose 2.1% in the fourth quarter, versus 1.7% and 0.7% gains in the third and second quarters, respectively.

Two factors holding back the economy were the weak job market and continued strains in the housing market. While there was some improvement during the reporting period, unemployment remained elevated. When the reporting period began, unemployment, as reported by the U.S. Department of Labor, was 9.1%. Unemployment stayed at or above 9.0% over the next two months before declining to 8.9% in October. Unemployment then fell to 8.7% in November, 8.5% in December and 8.3% in January 2012, the latter being the lowest rate since February 2009. The housing market showed some encouraging signs, although home prices still appear to be searching for a bottom. Looking back, existing-home sales moved somewhat higher in January 2011, according to the National Association of Realtors (“NAR”). Existing-home sales then fluctuated, but increased during three of the last four months of the period. In addition, the period ended with the lowest inventory of unsold homes since March 2005. However, existing-home prices remained weak versus a year ago, with the NAR reporting that the median existing-home price for all housing types was $154,700 in January 2012, down 2% from January 2011.

After experiencing a soft patch in the summer of 2011, the manufacturing sector expanded at a stronger pace as the reporting period progressed. Based on the Institute for Supply Management’s PMI (“PMI”)ii, in July 2011, it had a reading of 50.9 (a reading below 50 indicates a contraction, whereas a reading above 50 indicates an expansion). The PMI then fell to 50.6 in August 2011, its lowest reading in two years. However, the manufacturing sector gathered momentum late in the period and ended January 2012 at 54.1, its highest reading since June 2011.

IV	Legg Mason Western Asset Core Plus Bond Fund

Investment commentary (cont’d)

Market review

Q. Did Treasury yields trend higher or lower during the six months ended January 31, 2012?

A. Both short- and long-term Treasury yields fluctuated but, overall, moved lower. When the period began, two- and ten-year Treasury yields were 0.36% and 2.82%, respectively. While two-year Treasury yields edged up to 0.38% at the beginning of the reporting period, this proved to be the peak for ten-year Treasury yields during the period. Yields then generally declined due to disappointing economic data and increased risk aversion. During the height of the flight to quality in September 2011, two-year Treasuries hit their low for the reporting period of 0.16% and ten-year Treasuries reached their reporting period trough of 1.72%. While they moved somewhat higher from that point, Treasury yields remained relatively low from a historical perspective. When the reporting period ended on January 31, 2012, two-year Treasury yields were 0.22% and ten-year Treasury yields were 1.83%.

Q. How did the Federal Reserve Board (“Fed”)iii respond to the economic environment?

A. The Fed took a number of actions as it sought to meet its dual mandate of fostering maximum employment and price stability. As has been the case since December 2008, the Fed kept the federal funds rateiv at a historically low range between zero and 0.25%. In August 2011, the Fed declared its intention to keep the federal funds rate steady until mid-2013. Then, in September 2011, the Fed announced its intention to purchase $400 billion of longer-term Treasury securities and to sell an equal amount of shorter-term Treasury securities by June 2012 (often referred to as “Operation Twist”). At its meeting in December, the Fed potentially opened the door to another round of quantitative easing in 2012, saying it is “prepared to employ its tools to promote a stronger economic recovery in a context of price stability.” Finally, in January 2012, the Fed extended the period it expects to keep rates on hold, saying “economic conditions — including low rates of resource utilization and a subdued outlook for inflation over the medium run — are likely to warrant exceptionally low levels for the federal funds rate at least through late 2014.”

Q. What factors impacted the spread sectors (non-Treasuries) during the reporting period?

A. The spread sectors experienced periods of heightened volatility during the period. Risk aversion was often elevated during the first two months of the period given a host of disappointing economic data, a further escalation of the European sovereign debt crisis and the downgrading of U.S. government securities by Standard & Poor’s. Risk appetite returned in October due to some better-than-expected economic data and signs of progress in Europe. While another flight to quality occurred in November due to renewed fears regarding the European sovereign debt crisis, risk appetite returned over the last two months of the period as the U.S. economy gained further traction. For the six months ended January 31, 2012, the Barclays Capital U.S. Aggregate Indexv returned 4.25%.

Q. How did the high-yield market perform over the six months ended January 31, 2012?

A. The U.S. high-yield bond market generated a modest gain during the reporting period. The asset class fell sharply during the first two months of the period given concerns regarding the economy and the European sovereign debt crisis. With risk aversion elevated, the high-yield market, measured by the Barclays Capital U.S. High Yield — 2% Issuer Cap Indexvi, fell 4.02% and 3.29% in August and September,

Legg Mason Western Asset Core Plus Bond Fund	V

respectively. The market then rallied sharply in October, rising 6.00%, as risk appetite returned. The high-yield market again weakened in November due to the escalating European sovereign debt crisis. However, it rallied during the last two months of the period as risk appetite returned. All told, the high-yield market gained 1.84% for the six months ended January 31, 2012.

Q. How did the emerging market debt asset class perform over the reporting period?

A: Despite periods of volatility, the asset class generated a positive return for the six-month reporting period. In general, emerging market debt was supported by solid growth in developing countries and overall solid demand. These factors more than offset periods of weakness triggered by concerns regarding interest rate hikes in China, geopolitical issues and decelerating growth in many developed countries. Overall, the JPMorgan Emerging Markets Bond Index Global (“EMBI Global”)vii returned 3.03% over the six months ended January 31, 2012.

Performance review

For the six months ended January 31, 2012, Class A shares of Legg Mason Western Asset Core Plus Bond Fund, excluding sales charges, returned 3.56%. The Fund’s unmanaged benchmark, the Barclays Capital U.S. Aggregate Index, returned 4.25% for the same period. The Lipper Intermediate Investment Grade Debt Funds Category Average1 returned 3.32% over the same time frame.

Performance Snapshot as of January 31, 2012
(excluding sales charges) (unaudited)	6 months
Legg Mason Western Asset Core Plus Bond Fund:
Class A	3.56%
Class B2	3.19%
Class C	3.24%
Class R	3.33%
Class I	3.75%
Barclays Capital U.S. Aggregate Index	4.25%
Lipper Intermediate Investment Grade Debt Funds Category Average	3.32%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value, investment returns and yields will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply or the deduction of taxes that a shareholder would pay on Fund distributions. If sales charges were reflected, the performance quoted would be lower. Performance figures for periods shorter than one year represent cumulative figures and are not annualized.

Fund performance figures reflect fee waivers and/or expense reimbursements, without which the performance would have been lower.

The 30-Day SEC Yields for the period ended January 31, 2012 for Class A, Class B, Class C, Class R and Class I shares were 1.96%, 1.50%, 1.60%, 1.77% and 2.41%, respectively. Absent fee waivers and/or expense reimbursements, the 30-Day SEC Yields for

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the six-month period ended January 31, 2012, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 612 funds in the Fund’s Lipper category, and excluding sales charges.

[2]

Effective July 1, 2011, the Fund no longer offers Class B shares for purchase by new and existing investors. Individual investors who owned Class B shares on June 30, 2011 may continue to hold those shares but may not add to their Class B share positions except through dividend reinvestment. Class B shares are also available for incoming exchanges.

VI	Legg Mason Western Asset Core Plus Bond Fund

Investment commentary (cont’d)

Class A, Class B, Class C, Class R and Class I shares would have been 1.85%, 1.08%, 1.49%, 1.20% and 2.15%, respectively. The 30-Day SEC Yield is subject to change and is based on the yield to maturity of the Fund’s investments over a 30-day period and not on the dividends paid by the Fund, which may differ.

Total Annual Operating Expenses (unaudited)

As of the Fund’s current prospectus dated December 1, 2011, the gross total annual operating expense ratios for Class A, Class B, Class C, Class R and Class I shares were 1.11%, 1.85%, 1.57%, 1.57% and 1.10%, respectively.

Actual expenses may be higher. For example, expenses may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile.

As a result of expense limitation arrangements, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets is not expected to exceed 1.01% for Class A shares, 1.57% for Class B shares, 1.51% for Class C shares, 1.30% for Class R shares and 0.65% for Class I shares. These expense limitation arrangements cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

The manager is permitted to recapture amounts previously waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation in effect at the time the fees were earned or the expenses incurred.

As always, thank you for your confidence in our stewardship of your assets.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and

Chief Executive Officer

February 29, 2012

RISKS: The Fund is subject to fluctuations in share price as interest rates rise and fall. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. Investments in high-yield securities and in foreign companies and governments, including emerging markets, involve risks beyond those inherent solely in higher-rated and domestic investments. The risks of high-yield securities include, but are not limited to, price volatility and the possibility of default in the timely payment of interest and principal. Foreign securities are subject to certain risks of overseas investing including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. These risks are magnified in emerging markets. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for a more complete discussion of these and other risks, and the Fund’s investment strategies.

All investments are subject to risk including the possible loss of principal. Past performance is no guarantee of future results. All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Legg Mason Western Asset Core Plus Bond Fund	VII

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.

ii

The Institute for Supply Management's PMI is based on a survey of purchasing executives who buy the raw materials for manufacturing at more than 350 companies. It offers an early reading on the health of the manufacturing sector.

iii

The Federal Reserve Board ("Fed") is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

iv

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

[v]

The Barclays Capital U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

vi

The Barclays Capital U.S. High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Barclays Capital U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

vii

The JPMorgan Emerging Markets Bond Index Global ("EMBI Global") tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	1

Fund at a glance† (unaudited)

Investment breakdown (%) as a percent of total investments

†	The bar graph above represents the composition of the Fund’s investments as of January 31, 2012 and July 31, 2011 and does not include derivatives, such as futures contracts, written options, swap contracts and forward foreign currency contracts. The Fund is actively managed. As a result, the composition of the Fund’s investments is subject to change at any time.

‡	Represents less than 0.01%.

2	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; service and/or distribution (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on August 1, 2011 and held for the six months ended January 31, 2012.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on actual total return[1]						Based on hypothetical total return[1]
	Actual Total Return Without Sales Charge[2]	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period[3]		Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period[3]
Class A	3.56%	$1,000.00	$1,035.60	1.01%	$5.17	Class A	5.00%	$1,000.00	$1,020.06	1.01%	$5.13
Class B	3.19	1,000.00	1,031.90	1.57	8.02	Class B	5.00	1,000.00	1,017.24	1.57	7.96
Class C	3.24	1,000.00	1,032.40	1.47	7.51	Class C	5.00	1,000.00	1,017.75	1.47	7.46
Class R	3.33	1,000.00	1,033.30	1.30	6.64	Class R	5.00	1,000.00	1,018.60	1.30	6.60
Class I	3.75	1,000.00	1,037.50	0.65	3.33	Class I	5.00	1,000.00	1,021.87	0.65	3.30

[1]	For the six months ended January 31, 2012.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

Expenses (net of compensating balance arrangements, fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year (184), then divided by 366.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	3

Spread duration (unaudited)

Economic exposure — January 31, 2012

Spread duration measures the sensitivity to changes in spreads. The spread over Treasuries is the annual risk premium demanded by investors to hold non-Treasury securities. Spread duration is quantified as the % change in price resulting from a 100 basis points change in spreads. For a security with positive spread duration, an increase in spreads would result in a price decline and a decline in spreads would result in a price increase. This chart highlights the market sector exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	—Asset-Backed Securities
BCAI	—Barclays Capital U.S. Aggregate Index
EM	—Emerging Markets
HY	—High Yield
IG Credit	—Investment Grade Credit
LMWA Core Plus	—Legg Mason Western Asset Core Plus Bond Fund
MBS	—Mortgage-Backed Securities

4	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Effective duration (unaudited)

Interest rate exposure — January 31, 2012

Effective duration measures the sensitivity to changes in relevant interest rates. Effective duration is quantified as the % change in price resulting from a 100 basis points change in interest rates. For a security with positive effective duration, an increase in interest rates would result in a price decline and a decline in interest rates would result in a price increase. This chart highlights the interest rate exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	—Asset-Backed Securities
BCAI	—Barclays Capital U.S. Aggregate Index
EM	—Emerging Markets
HY	—High Yield
IG Credit	—Investment Grade Credit
LMWA Core Plus	—Legg Mason Western Asset Core Plus Bond Fund
MBS	—Mortgage-Backed Securities

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	5

Schedule of investments (unaudited)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Corporate Bonds & Notes — 34.5%
Consumer Discretionary — 3.4%
Automobiles — 0.4%
Daimler Finance NA LLC, Senior Notes	2.625%	9/15/16	260,000	$261,564	(a)
Ford Motor Credit Co., LLC, Senior Notes	12.000%	5/15/15	330,000	414,150
Ford Motor Credit Co., LLC, Senior Notes	8.125%	1/15/20	100,000	122,694
Total Automobiles				798,408
Diversified Consumer Services — 0.1%
Service Corp. International, Senior Notes	7.625%	10/1/18	24,000	27,720
Service Corp. International, Senior Notes	7.500%	4/1/27	73,000	71,996
Total Diversified Consumer Services				99,716
Hotels, Restaurants & Leisure — 0.2%
CityCenter Holdings LLC/CityCenter Finance Corp., Senior Secured Notes	7.625%	1/15/16	300,000	316,500
MGM Resorts International, Senior Notes	7.625%	1/15/17	10,000	10,000
Station Casinos Inc., Senior Subordinated Notes	6.875%	3/1/16	35,000	0	(b)(c)(d)(e)
Total Hotels, Restaurants & Leisure				326,500
Media — 2.7%
CCH II LLC/CCH II Capital Corp., Senior Notes	13.500%	11/30/16	11,562	13,383
CCO Holdings LLC / CCO Holdings Capital Corp., Senior Notes	7.000%	1/15/19	510,000	544,425
Cengage Learning Acquisitions Inc., Senior Notes	10.500%	1/15/15	18,000	13,185	(a)
Comcast Cable Communications LLC, Notes	8.875%	5/1/17	69,000	89,952
Comcast Corp., Notes	6.500%	1/15/15	539,000	618,283
Comcast Corp., Notes	5.875%	2/15/18	55,000	64,776
Comcast Corp., Notes	6.450%	3/15/37	50,000	61,499
Comcast Corp., Senior Notes	5.650%	6/15/35	60,000	67,250
Comcast Corp., Senior Notes	6.950%	8/15/37	20,000	26,024
Comcast Corp., Senior Notes	6.400%	3/1/40	120,000	153,292
CSC Holdings LLC, Senior Notes	8.625%	2/15/19	40,000	46,900
DISH DBS Corp., Senior Notes	7.000%	10/1/13	35,000	37,625
DISH DBS Corp., Senior Notes	6.625%	10/1/14	16,000	17,280
DISH DBS Corp., Senior Notes	7.750%	5/31/15	85,000	95,200
DISH DBS Corp., Senior Notes	7.875%	9/1/19	50,000	57,875
DISH DBS Corp., Senior Notes	6.750%	6/1/21	100,000	109,500
Interpublic Group of Cos. Inc., Senior Notes	10.000%	7/15/17	90,000	103,387
News America Inc., Notes	5.300%	12/15/14	864,000	961,624
News America Inc., Senior Notes	6.650%	11/15/37	20,000	24,107
Reed Elsevier Capital Inc., Notes	8.625%	1/15/19	240,000	298,694

See Notes to Financial Statements.

6	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Media — continued
Time Warner Cable Inc., Senior Notes	8.750%	2/14/19	560,000	$737,355
Time Warner Cable Inc., Senior Notes	8.250%	4/1/19	140,000	180,670
Time Warner Cable Inc., Senior Notes	4.125%	2/15/21	40,000	42,210
Time Warner Cable Inc., Senior Notes	6.750%	6/15/39	110,000	132,621
Time Warner Cable Inc., Senior Notes	5.875%	11/15/40	270,000	304,255
Time Warner Inc., Senior Notes	4.700%	1/15/21	20,000	22,140
Time Warner Inc., Senior Notes	7.625%	4/15/31	215,000	282,367
Time Warner Inc., Senior Notes	6.250%	3/29/41	20,000	24,290
United Business Media Ltd., Notes	5.750%	11/3/20	140,000	140,186	(a)
UPCB Finance III Ltd., Senior Secured Notes	6.625%	7/1/20	90,000	92,250	(a)
Total Media				5,362,605
Total Consumer Discretionary				6,587,229
Consumer Staples — 2.5%
Beverages — 0.9%
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.375%	1/15/20	290,000	344,047
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.000%	4/15/20	110,000	128,063
Diageo Capital PLC, Senior Bonds	4.828%	7/15/20	620,000	715,081
PepsiCo Inc., Senior Notes	7.900%	11/1/18	64,000	87,294
Pernod-Ricard SA, Senior Notes	4.450%	1/15/22	390,000	408,231	(a)
Total Beverages				1,682,716
Food & Staples Retailing — 0.6%
CVS Caremark Corp., Senior Notes	6.600%	3/15/19	360,000	446,154
CVS Corp., Pass-Through Trust	9.350%	1/10/23	70,000	74,511	(a)
CVS Corp., Pass-Through Trust, Secured Notes	6.943%	1/10/30	300,734	341,551
Safeway Inc., Senior Notes	3.950%	8/15/20	90,000	90,785
Safeway Inc., Senior Notes	4.750%	12/1/21	300,000	313,677
Total Food & Staples Retailing				1,266,678
Food Products — 0.3%
Kraft Foods Inc., Senior Notes	5.375%	2/10/20	510,000	596,594
Household Products — 0.1%
Reynolds Group DL Escrow Inc./Reynolds Group Escrow LLC, Senior Secured Notes	8.500%	10/15/16	100,000	107,000	(a)
Tobacco — 0.6%
Altria Group Inc., Senior Notes	8.500%	11/10/13	200,000	225,692
Altria Group Inc., Senior Notes	9.250%	8/6/19	80,000	109,070
Altria Group Inc., Senior Notes	4.750%	5/5/21	310,000	343,524
Philip Morris International Inc., Senior Notes	2.900%	11/15/21	290,000	296,734

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	7

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Tobacco — continued
Reynolds American Inc., Senior Notes	7.250%	6/1/12	80,000	$81,574
Reynolds American Inc., Senior Secured Notes	7.625%	6/1/16	150,000	180,070
Total Tobacco				1,236,664
Total Consumer Staples				4,889,652
Energy — 5.5%
Energy Equipment & Services — 0.4%
Baker Hughes Inc., Senior Notes	7.500%	11/15/18	320,000	426,649
Complete Production Services Inc., Senior Notes	8.000%	12/15/16	135,000	141,581
Key Energy Services Inc., Senior Notes	6.750%	3/1/21	120,000	123,600
SESI LLC, Senior Notes	7.125%	12/15/21	50,000	54,375	(a)
Total Energy Equipment & Services				746,205
Oil, Gas & Consumable Fuels — 5.1%
Anadarko Petroleum Corp., Senior Notes	6.375%	9/15/17	255,000	301,979
Anadarko Petroleum Corp., Senior Notes	8.700%	3/15/19	30,000	39,354
Apache Corp., Notes	6.000%	9/15/13	290,000	315,925
Apache Corp., Senior Notes	5.100%	9/1/40	50,000	58,510
Arch Coal Inc., Senior Notes	7.000%	6/15/19	250,000	251,875	(a)
BP Capital Markets PLC, Senior Notes	5.250%	11/7/13	430,000	463,438
BP Capital Markets PLC, Senior Notes	3.875%	3/10/15	140,000	151,314
BP Capital Markets PLC, Senior Notes	3.561%	11/1/21	30,000	31,779
Chesapeake Energy Corp., Senior Notes	6.875%	8/15/18	10,000	10,325
Chesapeake Energy Corp., Senior Notes	6.625%	8/15/20	90,000	90,900
Chesapeake Energy Corp., Senior Notes	6.875%	11/15/20	110,000	113,300
Compagnie Generale de Geophysique-Veritas, Senior Notes	7.750%	5/15/17	100,000	103,500
Concho Resources Inc., Senior Notes	6.500%	1/15/22	98,000	105,840
ConocoPhillips, Notes	6.500%	2/1/39	200,000	281,457
ConocoPhillips Holding Co., Senior Notes	6.950%	4/15/29	55,000	75,831
CONSOL Energy Inc., Senior Notes	8.250%	4/1/20	140,000	152,425
Devon Energy Corp., Senior Notes	5.600%	7/15/41	360,000	429,989
El Paso Corp., Medium-Term Notes	7.800%	8/1/31	9,000	10,593
El Paso Corp., Medium-Term Notes	7.750%	1/15/32	240,000	283,134
El Paso Corp., Senior Subordinated Notes	7.000%	6/15/17	484,000	538,381
Energy Transfer Partners LP, Senior Notes	9.000%	4/15/19	270,000	331,313
Enterprise Products Operating LLC, Senior Notes	4.050%	2/15/22	290,000	300,188
Enterprise Products Operating LLC, Senior Notes	5.700%	2/15/42	180,000	200,534
Enterprise Products Operating LP, Senior Notes	9.750%	1/31/14	400,000	460,888
Hess Corp., Notes	8.125%	2/15/19	430,000	559,934

See Notes to Financial Statements.

8	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Oil, Gas & Consumable Fuels — continued
Kerr-McGee Corp., Notes	6.950%	7/1/24	221,000	$269,004
Kerr-McGee Corp., Notes	7.875%	9/15/31	227,000	296,249
Kinder Morgan Energy Partners LP, Senior Notes	5.850%	9/15/12	50,000	51,492
Kinder Morgan Energy Partners LP, Senior Notes	6.000%	2/1/17	21,000	24,021
Kinder Morgan Energy Partners LP, Senior Notes	6.850%	2/15/20	110,000	130,699
MarkWest Energy Partners LP/MarkWest Energy Finance Corp., Senior Notes	6.250%	6/15/22	50,000	53,375
Noble Energy Inc., Senior Notes	8.250%	3/1/19	290,000	367,786
Noble Energy Inc., Senior Notes	4.150%	12/15/21	10,000	10,420
Occidental Petroleum Corp., Senior Notes	3.125%	2/15/22	350,000	367,984
Peabody Energy Corp., Senior Notes	6.500%	9/15/20	170,000	179,350
Pemex Project Funding Master Trust, Senior Bonds	6.625%	6/15/35	359,000	406,567
Petrobras International Finance Co., Senior Notes	3.875%	1/27/16	150,000	154,333
Petrobras International Finance Co., Senior Notes	6.125%	10/6/16	137,000	153,870
Petrobras International Finance Co., Senior Notes	5.750%	1/20/20	122,000	131,337
Petrobras International Finance Co., Senior Notes	5.375%	1/27/21	450,000	473,826
QEP Resources Inc., Senior Notes	6.875%	3/1/21	190,000	206,625
Regency Energy Partners LP/Regency Energy Finance Corp., Senior Notes	6.500%	7/15/21	148,000	159,840
Shell International Finance BV, Senior Notes	4.375%	3/25/20	70,000	82,730
Shell International Finance BV, Senior Notes	6.375%	12/15/38	120,000	168,032
Tennessee Gas Pipeline Co., Debentures	7.625%	4/1/37	48,000	57,870
Whiting Petroleum Corp., Senior Subordinated Notes	7.000%	2/1/14	14,000	15,015
Williams Cos. Inc., Debentures	7.500%	1/15/31	46,000	54,416
Williams Cos. Inc., Notes	7.875%	9/1/21	82,000	103,784
Williams Cos. Inc., Senior Notes	7.750%	6/15/31	45,000	54,618
Williams Cos. Inc., Senior Notes	8.750%	3/15/32	144,000	190,812
WPX Energy Inc., Senior Notes	6.000%	1/15/22	100,000	100,125	(a)
Total Oil, Gas & Consumable Fuels				9,926,886
Total Energy				10,673,091
Financials — 14.7%
Capital Markets — 2.6%
Credit Suisse AG/Guernsey, Junior Subordinated Notes	5.860%	5/15/17	158,000	138,250	(f)(g)
Goldman Sachs Capital II, Junior Subordinated Bonds	5.793%	6/1/12	20,000	13,750	(f)
Goldman Sachs Group Inc., Senior Notes	5.300%	2/14/12	20,000	20,029
Goldman Sachs Group Inc., Senior Notes	3.625%	8/1/12	60,000	60,763
Goldman Sachs Group Inc., Senior Notes	5.450%	11/1/12	80,000	82,418
Goldman Sachs Group Inc., Senior Notes	4.750%	7/15/13	10,000	10,380

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	9

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Capital Markets — continued
Goldman Sachs Group Inc., Senior Notes	5.250%	10/15/13	80,000	$83,918
Goldman Sachs Group Inc., Senior Notes	6.000%	5/1/14	230,000	247,485
Goldman Sachs Group Inc., Senior Notes	5.375%	3/15/20	530,000	538,536
Goldman Sachs Group Inc., Senior Notes	6.000%	6/15/20	190,000	201,130
Goldman Sachs Group Inc., Senior Notes	5.250%	7/27/21	60,000	60,048
Goldman Sachs Group Inc., Senior Notes	6.250%	2/1/41	520,000	533,054
Kaupthing Bank HF, Senior Notes	5.750%	10/4/11	120,000	30,300	(a)(b)(d)(h)
Kaupthing Bank HF, Senior Notes	7.625%	2/28/15	1,020,000	257,550	(a)(b)(d)
Lehman Brothers Holdings Capital Trust VII	5.857%	5/31/12	20,000	12	(b)(f)(g)
Lehman Brothers Holdings E-Capital Trust I, Notes	6.155%	8/19/65	190,000	114	(b)(f)
Lehman Brothers Holdings Inc., Medium-Term Notes	6.750%	12/28/17	1,070,000	1,177	(b)
Morgan Stanley, Medium-Term Notes	1.015%	10/18/16	422,000	365,506	(f)
Morgan Stanley, Subordinated Notes	4.750%	4/1/14	1,380,000	1,402,756
State Street Corp., Junior Subordinated Notes	4.956%	3/15/18	340,000	357,398
UBS AG, Senior Notes	2.250%	1/28/14	250,000	248,681
UBS AG Stamford CT, Senior Notes	3.875%	1/15/15	280,000	288,439
UBS AG Stamford CT, Senior Notes	4.875%	8/4/20	110,000	114,632
Total Capital Markets				5,056,326
Commercial Banks — 4.5%
Bank of Tokyo-Mitsubishi UFJ Ltd., Senior Notes	3.850%	1/22/15	340,000	361,252	(a)
BankAmerica Institutional Capital A, Junior Subordinated Bonds	8.070%	12/31/26	100,000	98,500	(a)
Barclays Bank PLC, Subordinated Notes	6.050%	12/4/17	110,000	111,438	(a)
BBVA US Senior SAU, Senior Notes	3.250%	5/16/14	400,000	396,992
Commonwealth Bank of Australia, Senior Notes	3.750%	10/15/14	230,000	239,634	(a)
Commonwealth Bank of Australia, Senior Notes	5.000%	10/15/19	100,000	107,878	(a)
Cooperatieve Centrale Raiffeisen-Boerenleenbank BA, Senior Notes	3.375%	1/19/17	490,000	504,889
Credit Agricole SA, Senior Notes	2.625%	1/21/14	200,000	194,297	(a)
Credit Agricole SA, Subordinated Notes	8.375%	10/13/19	500,000	412,500	(a)(f)(g)
Glitnir Banki HF, Notes	6.330%	7/28/11	250,000	64,375	(a)(b)(d)(h)
Glitnir Banki HF, Subordinated Notes	6.693%	6/15/16	373,000	0	(a)(b)(c)(d)(e)
HSBC Finance Capital Trust IX, Junior Subordinated Notes	5.911%	11/30/35	1,200,000	1,044,000	(f)
Intesa Sanpaolo SpA, Senior Notes	3.625%	8/12/15	220,000	199,481	(a)
Landsbanki Islands HF, Senior Notes	6.100%	8/25/11	546,000	20,475	(a)(b)(d)(h)
Lloyds TSB Bank PLC, Senior Notes	2.800%	4/2/12	250,000	250,825	(a)
Lloyds TSB Bank PLC, Senior Notes	6.375%	1/21/21	270,000	289,323

See Notes to Financial Statements.

10	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Commercial Banks — continued
Lloyds TSB Bank PLC, Subordinated Notes	6.500%	9/14/20	100,000	$93,433	(a)
Nordea Bank AB, Senior Notes	3.700%	11/13/14	320,000	327,799	(a)
Nordea Bank AB, Subordinated Notes	4.875%	5/13/21	400,000	377,872	(a)
Rabobank Nederland NV, Junior Subordinated Notes	11.000%	6/30/19	180,000	223,813	(a)(f)(g)
Resona Preferred Global Securities Cayman Ltd., Junior Subordinated Bonds	7.191%	7/30/15	214,000	220,304	(a)(f)(g)
Royal Bank of Scotland Group PLC, Junior Subordinated Bonds	7.648%	9/30/31	40,000	31,200	(f)(g)
Royal Bank of Scotland Group PLC, Junior Subordinated Notes	7.640%	9/29/17	100,000	68,500	(g)
Royal Bank of Scotland Group PLC, Senior Notes	6.400%	10/21/19	320,000	329,588
Royal Bank of Scotland Group PLC, Subordinated Notes	5.000%	11/12/13	60,000	58,500
Royal Bank of Scotland Group PLC, Subordinated Notes	5.000%	10/1/14	230,000	220,338
Royal Bank of Scotland Group PLC, Subordinated Notes	5.050%	1/8/15	110,000	103,368
Royal Bank of Scotland PLC, Senior Notes	3.950%	9/21/15	100,000	99,418
Santander US Debt SA Unipersonal, Senior Notes	3.724%	1/20/15	300,000	285,817	(a)
Santander US Debt SA Unipersonal, Senior Notes	3.781%	10/7/15	100,000	93,195	(a)
Sumitomo Mitsui Banking Corp., Senior Notes	3.150%	7/22/15	330,000	345,678	(a)
Wachovia Capital Trust III, Junior Subordinated Bonds	5.570%	3/9/12	230,000	204,132	(f)(g)
Wachovia Corp., Subordinated Notes	5.250%	8/1/14	892,000	958,945
Wells Fargo & Co.	4.600%	4/1/21	40,000	44,018
Wells Fargo & Co., Senior Notes	3.676%	6/15/16	180,000	191,964
Wells Fargo Capital X, Capital Securities	5.950%	12/15/36	387,000	391,838
Total Commercial Banks				8,965,579
Consumer Finance — 1.0%
Ally Financial Inc., Notes	2.200%	12/19/12	390,000	397,131
Ally Financial Inc., Senior Notes	8.300%	2/12/15	30,000	33,169
American Express Co., Subordinated Debentures	6.800%	9/1/66	271,000	274,726	(f)
American Express Credit Corp., Medium-Term Notes	5.875%	5/2/13	60,000	63,473
American Express Credit Corp., Senior Notes	5.125%	8/25/14	490,000	533,246
Caterpillar Financial Services Corp., Senior Notes	6.200%	9/30/13	410,000	447,224
HSBC Finance Corp., Senior Notes	6.676%	1/15/21	20,000	20,814
SLM Corp., Medium-Term Notes	8.000%	3/25/20	60,000	64,050
SLM Corp., Medium-Term Notes, Senior Notes	5.050%	11/14/14	69,000	69,530
SLM Corp., Medium-Term Notes, Senior Notes	5.625%	8/1/33	56,000	45,443
Total Consumer Finance				1,948,806

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	11

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Diversified Financial Services — 5.6%
Bank of America Corp., Senior Notes	4.500%	4/1/15	280,000	$284,330
Bank of America Corp., Senior Notes	5.625%	7/1/20	180,000	182,711
Bank of America Corp., Senior Notes	5.000%	5/13/21	270,000	264,702
Bank of America Corp., Subordinated Notes	5.420%	3/15/17	970,000	952,302
Boeing Capital Corp., Senior Notes	4.700%	10/27/19	130,000	150,696
Citigroup Funding Inc.	2.125%	7/12/12	440,000	443,935
Citigroup Funding Inc., Notes	2.250%	12/10/12	430,000	437,920
Citigroup Inc., Notes	6.500%	8/19/13	220,000	233,406
Citigroup Inc., Senior Notes	6.000%	12/13/13	500,000	531,670
Citigroup Inc., Senior Notes	6.375%	8/12/14	90,000	97,483
Citigroup Inc., Senior Notes	5.500%	10/15/14	60,000	64,597
Citigroup Inc., Senior Notes	6.010%	1/15/15	210,000	228,268
Citigroup Inc., Senior Notes	5.375%	8/9/20	10,000	10,607
Citigroup Inc., Senior Notes	6.875%	3/5/38	330,000	389,107
Citigroup Inc., Subordinated Notes	5.000%	9/15/14	640,000	658,545
General Electric Capital Corp., Notes	5.300%	2/11/21	40,000	43,592
General Electric Capital Corp., Senior Notes	2.125%	12/21/12	1,290,000	1,313,025
General Electric Capital Corp., Senior Notes	4.375%	9/16/20	30,000	31,416
General Electric Capital Corp., Senior Notes	4.625%	1/7/21	50,000	53,218
General Electric Capital Corp., Senior Notes	6.875%	1/10/39	1,200,000	1,494,595
General Electric Capital Corp., Subordinated Debentures	6.375%	11/15/67	580,000	578,550	(f)
ILFC E-Capital Trust II, Bonds	6.250%	12/21/65	110,000	79,750	(a)(f)
International Lease Finance Corp., Senior Secured Notes	6.500%	9/1/14	130,000	137,638	(a)
International Lease Finance Corp., Senior Secured Notes	6.750%	9/1/16	650,000	702,813	(a)
JPMorgan Chase & Co., Senior Notes	4.250%	10/15/20	130,000	132,563
JPMorgan Chase & Co., Senior Notes	4.350%	8/15/21	40,000	40,880
JPMorgan Chase & Co., Subordinated Notes	6.625%	3/15/12	947,000	954,068
JPMorgan Chase & Co., Subordinated Notes	6.125%	6/27/17	249,000	275,273
MBNA Capital A, Junior Subordinated Notes	8.278%	12/1/26	100,000	99,375
TNK-BP Finance SA, Senior Notes	6.625%	3/20/17	100,000	106,875	(a)
Total Diversified Financial Services				10,973,910
Insurance — 0.9%
American International Group Inc., Junior Subordinated Debentures	6.250%	3/15/37	250,000	198,750
American International Group Inc., Medium-Term Notes, Senior Notes	5.850%	1/16/18	60,000	62,719
American International Group Inc., Senior Notes	3.750%	11/30/13	100,000	98,907	(a)
American International Group Inc., Senior Notes	8.250%	8/15/18	160,000	184,715

See Notes to Financial Statements.

12	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Insurance — continued
American International Group Inc., Senior Notes	6.400%	12/15/20	70,000	$76,270
Berkshire Hathaway Inc., Senior Notes	3.200%	2/11/15	130,000	139,044
ING Capital Funding Trust III, Junior Subordinated Bonds	4.179%	3/31/12	10,000	8,035	(f)(g)
MetLife Inc., Junior Subordinated Debentures	6.400%	12/15/36	608,000	595,496
Teachers Insurance & Annuity Association of America — College Retirement Equity Fund, Notes	6.850%	12/16/39	280,000	370,046	(a)
Total Insurance				1,733,982
Thrifts & Mortgage Finance — 0.1%
Countrywide Financial Corp., Subordinated Notes	6.250%	5/15/16	150,000	151,066
Total Financials				28,829,669
Health Care — 2.1%
Biotechnology — 0.0%
Grifols Inc., Senior Notes	8.250%	2/1/18	50,000	55,125
Health Care Equipment & Supplies — 0.1%
Medtronic Inc., Senior Notes	4.450%	3/15/20	150,000	171,375
Health Care Providers & Services — 1.0%
Fresenius Medical Care U.S. Finance Inc., Senior Notes	6.875%	7/15/17	220,000	237,875
HCA Inc., Senior Notes	6.250%	2/15/13	97,000	100,153
HCA Inc., Senior Notes	5.750%	3/15/14	174,000	180,742
HCA Inc., Senior Secured Notes	6.500%	2/15/20	100,000	106,250
Humana Inc., Senior Notes	7.200%	6/15/18	240,000	288,967
Tenet Healthcare Corp., Senior Secured Notes	10.000%	5/1/18	60,000	69,450
Tenet Healthcare Corp., Senior Secured Notes	8.875%	7/1/19	182,000	206,797
UnitedHealth Group Inc., Senior Notes	6.000%	2/15/18	310,000	377,663
WellPoint Inc., Notes	5.875%	6/15/17	20,000	23,385
WellPoint Inc., Notes	7.000%	2/15/19	140,000	172,483
WellPoint Inc., Senior Notes	3.700%	8/15/21	190,000	201,835
Total Health Care Providers & Services				1,965,600
Life Sciences Tools & Services — 0.0%
Thermo Fisher Scientific Inc., Senior Notes	3.600%	8/15/21	90,000	96,306
Pharmaceuticals — 1.0%
Abbott Laboratories, Senior Notes	5.125%	4/1/19	370,000	441,629
Aristotle Holding Inc., Senior Notes	3.500%	11/15/16	640,000	658,868	(a)
Pfizer Inc., Senior Notes	6.200%	3/15/19	320,000	403,188
Roche Holdings Inc., Senior Notes	6.000%	3/1/19	220,000	271,283	(a)
Teva Pharmaceutical Finance Co. BV, Senior Notes	3.650%	11/10/21	40,000	42,398

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	13

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Pharmaceuticals — continued
Teva Pharmaceutical Finance IV BV, Senior Notes	3.650%	11/10/21	40,000	$42,399
Wyeth, Notes	5.950%	4/1/37	13,000	17,109
Total Pharmaceuticals				1,876,874
Total Health Care				4,165,280
Industrials — 0.9%
Aerospace & Defense — 0.2%
Boeing Co., Senior Notes	6.000%	3/15/19	170,000	212,602
Boeing Co., Senior Notes	4.875%	2/15/20	80,000	95,685
Raytheon Co., Senior Notes	3.125%	10/15/20	110,000	114,216
Total Aerospace & Defense				422,503
Airlines — 0.3%
Continental Airlines Inc., Senior Secured Notes	6.750%	9/15/15	360,000	361,800	(a)
Delta Air Lines Inc., Pass-Through Certificates	6.821%	8/10/22	151,268	163,369
United Airlines, Pass-Through Trust, Pass-Through Certificates, Secured Notes	9.750%	1/15/17	50,093	56,355
Total Airlines				581,524
Building Products — 0.1%
Building Materials Corp. of America, Senior Notes	6.750%	5/1/21	245,000	263,988	(a)
Commercial Services & Supplies — 0.1%
Allied Waste North America Inc., Senior Notes	6.875%	6/1/17	60,000	63,295
Waste Management Inc.	7.375%	5/15/29	50,000	64,071
Total Commercial Services & Supplies				127,366
Road & Rail — 0.2%
Kansas City Southern de Mexico, Senior Notes	12.500%	4/1/16	81,000	94,770
Kansas City Southern de Mexico SA de CV, Senior Notes	6.125%	6/15/21	40,000	43,400
RailAmerica Inc., Senior Secured Notes	9.250%	7/1/17	147,000	164,273
Total Road & Rail				302,443
Total Industrials				1,697,824
Information Technology — 0.0%
Semiconductors & Semiconductor Equipment — 0.0%
Freescale Semiconductor Inc., Senior Subordinated Notes	10.125%	12/15/16	15,000	16,013
National Semiconductor Corp., Senior Notes	6.600%	6/15/17	40,000	49,007
Total Information Technology				65,020
Materials — 2.2%
Chemicals — 0.2%
CF Industries Inc., Senior Notes	6.875%	5/1/18	170,000	197,625
CF Industries Inc., Senior Notes	7.125%	5/1/20	3,000	3,600

See Notes to Financial Statements.

14	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Chemicals — continued
Ecolab Inc., Senior Notes	4.350%	12/8/21	80,000	$88,363
Potash Corp. of Saskatchewan Inc., Senior Notes	4.875%	3/30/20	10,000	11,623
Total Chemicals				301,211
Containers & Packaging — 0.3%
Ball Corp., Senior Notes	6.750%	9/15/20	160,000	177,600
Ball Corp., Senior Notes	5.750%	5/15/21	250,000	270,000
Reynolds Group Issuer Inc./Reynolds Group Issuer LLC, Senior Secured Notes	7.125%	4/15/19	100,000	105,500	(a)
Reynolds Group Issuer Inc./Reynolds Group Issuer LLC, Senior Secured Notes	6.875%	2/15/21	110,000	115,225	(a)
Total Containers & Packaging				668,325
Metals & Mining — 1.7%
Barrick Gold Corp., Senior Notes	6.950%	4/1/19	140,000	173,233
Barrick North America Finance LLC, Senior Notes	4.400%	5/30/21	220,000	242,643
BHP Billiton Finance USA Ltd., Senior Notes	6.500%	4/1/19	400,000	505,224
BHP Billiton Finance USA Ltd., Senior Notes	3.250%	11/21/21	100,000	105,155
FMG Resources (August 2006), Senior Notes	6.375%	2/1/16	30,000	30,600	(a)
Freeport-McMoRan Copper & Gold Inc., Senior Notes	8.375%	4/1/17	288,000	304,157
Novelis Inc., Senior Notes	8.750%	12/15/20	120,000	134,700
Rio Tinto Finance USA Ltd., Notes	6.500%	7/15/18	380,000	479,420
Rio Tinto Finance USA Ltd., Senior Notes	9.000%	5/1/19	370,000	515,639
Rio Tinto Finance USA Ltd., Senior Notes	3.750%	9/20/21	60,000	64,471
Steel Dynamics Inc., Senior Notes	6.750%	4/1/15	76,000	77,995
Steel Dynamics Inc., Senior Notes	7.750%	4/15/16	30,000	31,500
Steel Dynamics Inc., Senior Notes	7.625%	3/15/20	70,000	77,875
Teck Resources Ltd., Senior Secured Notes	9.750%	5/15/14	5,000	5,897
Teck Resources Ltd., Senior Secured Notes	10.250%	5/15/16	9,000	10,350
Vale Overseas Ltd., Notes	6.875%	11/21/36	308,000	363,655
Vedanta Resources PLC, Senior Notes	8.750%	1/15/14	230,000	234,600	(a)
Total Metals & Mining				3,357,114
Total Materials				4,326,650
Telecommunication Services — 1.5%
Diversified Telecommunication Services — 1.1%
AT&T Inc.	6.300%	1/15/38	10,000	12,238
AT&T Inc., Global Notes	5.500%	2/1/18	320,000	379,871
AT&T Inc., Global Notes	6.550%	2/15/39	190,000	240,560
AT&T Inc., Senior Notes	3.875%	8/15/21	70,000	75,292
AT&T Inc., Senior Notes	5.350%	9/1/40	120,000	134,536

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	15

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Diversified Telecommunication Services — continued
AT&T Inc., Senior Notes	5.550%	8/15/41	50,000	$58,123
Deutsche Telekom International Finance BV, Senior Notes	5.750%	3/23/16	391,000	440,887
Intelsat Jackson Holdings Ltd., Senior Notes	9.500%	6/15/16	167,000	175,767
Intelsat Jackson Holdings SA, Senior Notes	7.250%	4/1/19	9,000	9,428	(a)
Intelsat Jackson Holdings SA, Senior Notes	7.500%	4/1/21	150,000	157,875	(a)
Qwest Corp., Senior Notes	7.500%	10/1/14	190,000	211,375
Telefonica Emisiones SAU, Senior Notes	5.877%	7/15/19	120,000	123,254
Verizon Communications Inc., Senior Notes	3.500%	11/1/21	140,000	146,730
Total Diversified Telecommunication Services				2,165,936
Wireless Telecommunication Services — 0.4%
America Movil SAB de CV, Senior Notes	5.625%	11/15/17	140,000	164,316
America Movil SAB de CV, Senior Notes	5.000%	3/30/20	100,000	113,071
Cellco Partnership/Verizon Wireless Capital LLC, Senior Notes	8.500%	11/15/18	30,000	41,880
Cricket Communications Inc., Senior Secured Notes	7.750%	5/15/16	15,000	15,975
Rogers Cable Inc., Senior Secured Second Priority Notes	6.250%	6/15/13	35,000	37,284
Rogers Communications Inc., Senior Notes	6.800%	8/15/18	80,000	100,748
Sprint Capital Corp., Global Notes	6.900%	5/1/19	30,000	25,725
Sprint Capital Corp., Senior Notes	6.875%	11/15/28	30,000	22,387
Sprint Capital Corp., Senior Notes	8.750%	3/15/32	221,000	186,745
Total Wireless Telecommunication Services				708,131
Total Telecommunication Services				2,874,067
Utilities — 1.7%
Electric Utilities — 0.9%
Duke Energy Corp., Senior Notes	5.625%	11/30/12	181,000	188,481
Exelon Corp., Bonds	5.625%	6/15/35	426,000	472,783
FirstEnergy Corp., Notes	7.375%	11/15/31	502,000	648,014
Pacific Gas & Electric Co., First Mortgage Bonds	6.050%	3/1/34	140,000	176,676
Pacific Gas & Electric Co., Senior Notes	8.250%	10/15/18	180,000	239,721
Total Electric Utilities				1,725,675
Gas Utilities — 0.0%
Southern Natural Gas Co., Senior Notes	8.000%	3/1/32	3,000	3,685
Independent Power Producers & Energy Traders — 0.5%
AES Corp., Senior Notes	8.000%	6/1/20	670,000	763,800
Calpine Construction Finance Co. LP and CCFC Finance Corp., Senior Secured Notes	8.000%	6/1/16	155,000	167,787	(a)
Calpine Corp., Senior Secured Notes	7.500%	2/15/21	160,000	171,200	(a)

See Notes to Financial Statements.

16	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Independent Power Producers & Energy Traders — continued
Energy Future Intermediate Holding Co. LLC/EFIH Finance Inc., Senior Secured Notes	10.000%	12/1/20	27,000	$29,228
Total Independent Power Producers & Energy Traders				1,132,015
Multi-Utilities — 0.3%
Dominion Resources Inc., Senior Notes	5.700%	9/17/12	415,000	427,476
Dominion Resources Inc., Senior Notes	8.875%	1/15/19	90,000	121,072
Total Multi-Utilities				548,548
Total Utilities				3,409,923
Total Corporate Bonds & Notes (Cost — $65,317,820)				67,518,405
Asset-Backed Securities — 3.5%
Ameriquest Mortgage Securities Inc., 2004-R2 A1A	0.621%	4/25/34	165,421	134,235	(f)
Asset-Backed Securities Corp. Home Equity, 2003-HE7 M1	1.260%	12/15/33	150,995	114,043	(f)
Avis Budget Rental Car Funding AESOP II LLC, 2010-3A A	4.640%	5/20/16	160,000	172,994	(a)
Avis Budget Rental Car Funding AESOP II LLC, 2010-5A A	3.150%	3/20/17	100,000	102,157	(a)
Bear Stearns Asset-Backed Securities Trust, 2004-SD3 A3	0.846%	9/25/34	117,614	101,943	(f)
CDC Mortgage Capital Trust, 2004-HE3 M1	1.191%	11/25/34	229,379	165,165	(f)
CIT Group Home Equity Loan Trust, 2003-1 A4	3.930%	3/20/32	777,899	775,601
Countrywide Asset-Backed Certificates, 2007-SD1 A1	0.726%	3/25/47	658,137	262,557	(a)(f)
Countrywide Home Equity Loan Trust, 2006-HW 2A1B	0.440%	11/15/36	85,115	62,604	(f)
Education Funding Capital Trust, 2004-1 A5	1.779%	6/15/43	100,000	91,875	(e)(f)
First Franklin Mortgage Loan Asset-Backed Certificates, 2004-FF3 M1	1.101%	5/25/34	100,648	76,973	(f)
GMAC Mortgage Corp. Loan Trust, 2006-HE1 A	0.486%	11/25/36	173,080	104,971	(f)
Greenpoint Manufactured Housing, 1999-2 A2	3.785%	3/18/29	200,000	154,218	(f)
Greenpoint Manufactured Housing, 1999-3 2A2	3.785%	6/19/29	75,000	57,024	(f)
Greenpoint Manufactured Housing, 1999-4 A2	3.787%	2/20/30	75,000	54,317	(f)
Greenpoint Manufactured Housing, 2000-6 A3	2.292%	11/22/31	150,000	124,913	(f)
Greenpoint Manufactured Housing, 2001-2 IA2	3.776%	2/20/32	150,000	113,962	(f)
Greenpoint Manufactured Housing, 2001-2 IIA2	3.778%	3/13/32	225,000	170,078	(f)
GSRPM Mortgage Loan Trust, 2007-1 A	0.676%	10/25/46	190,947	89,240	(a)(f)
Hertz Vehicle Financing LLC, 2009-2A A2	5.290%	3/25/16	300,000	329,168	(a)
Iowa Student Loan Liquidity Corp., 2011-1 A	1.822%	6/25/42	200,000	188,964	(f)
Keycorp Student Loan Trust, 2003-A 1A2	0.820%	10/25/32	231,240	216,178	(f)
Nelnet Student Loan Corp., 2004-2A A5B	1.090%	2/25/39	400,000	344,000	(e)(f)
Nelnet Student Loan Trust, 2004-4 A5	0.720%	1/25/37	100,000	94,627	(f)
Novastar Home Equity Loan, 2003-3 A2C	1.336%	12/25/33	163,790	134,577	(f)
Option One Mortgage Loan Trust, 2003-1 A2	1.116%	2/25/33	58,143	46,028	(f)
Origen Manufactured Housing, 2006-A A2	3.783%	10/15/37	700,000	381,500	(f)

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	17

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Asset-Backed Securities — continued
Origen Manufactured Housing, 2007-A A2	3.783%	4/15/37	771,290	$424,209	(f)
Pennsylvania Higher Education Assistance Agency, 2005-1 B1	2.470%	4/25/45	500,000	420,000	(f)
RAAC Series, 2006-RP4 A	0.566%	1/25/46	80,190	57,535	(a)(f)
RAAC Series, 2007-RP3 A	0.656%	10/25/46	203,480	114,923	(a)(f)
Renaissance Home Equity Loan Trust, 2003-1 A	1.136%	6/25/33	49,283	38,755	(f)
Renaissance Home Equity Loan Trust, 2003-3 A	0.776%	12/25/33	263,613	212,199	(f)
Residential Asset Mortgage Products Inc., 2003-RS7 MII1	1.401%	8/25/33	87,809	50,771	(f)
SACO I Trust, 2005-2 A	0.676%	4/25/35	35,087	13,695	(a)(f)
Saxon Asset Securities Trust, 2003-3 M1	1.251%	12/25/33	87,924	62,763	(f)
Saxon Asset Securities Trust, 2005-1 M1	0.736%	5/25/35	424,397	295,195	(f)
SLM Student Loan Trust, 2003-11 A6	0.836%	12/15/25	300,000	280,358	(a)(f)
SLM Student Loan Trust, 2005-4 A3	0.680%	1/25/27	100,000	92,247	(f)
Structured Asset Securities Corp., 2005-7XS 1A2B	5.270%	4/25/35	122,959	122,636
Total Asset-Backed Securities (Cost — $7,688,154)				6,849,198
Collateralized Mortgage Obligations — 9.3%
American Home Mortgage Assets, 2006-2 2A1	0.466%	9/25/46	123,567	65,708	(f)
Banc of America Commercial Mortgage Inc., 2007-5 A4	5.492%	2/10/51	220,000	246,295
Banc of America Commercial Mortgage Inc., 2007-5 A3	5.620%	2/10/51	60,000	63,747
Banc of America Funding Corp., 2004-B 3A2	2.840%	12/20/34	188,556	113,915	(f)
Banc of America Mortgage Securities Inc., 2004-K 4A1	5.251%	12/25/34	204,590	189,649	(f)
Bayview Commercial Asset Trust, 2006-1A A1	0.546%	4/25/36	1,422,802	1,067,668	(a)(f)
Bear Stearns Commercial Mortgage Securities, 2007-PW17 A4	5.694%	6/11/50	25,000	28,306	(f)
Countrywide Alternative Loan Trust, 2003-20CB 1A1	5.500%	10/25/33	103,705	109,295
Countrywide Alternative Loan Trust, 2004-14T2 A6	5.500%	8/25/34	601,266	601,648
Countrywide Alternative Loan Trust, 2006-0A1 2A1	0.491%	3/20/46	89,242	43,458	(f)
Countrywide Alternative Loan Trust, 2006-OA17 1A1A	0.476%	12/20/46	730,767	329,312	(f)
Credit Suisse Mortgage Capital Certificates, 2007-C1 A3	5.383%	2/15/40	140,000	144,905
DBUBS Mortgage Trust, 2011-LC3A XA, IO	1.646%	8/10/44	806,602	44,462	(a)(f)
Deutsche Mortgage Securities Inc., 2004-4 7AR2	0.726%	6/25/34	167,897	138,120	(f)
Downey Savings & Loan Association Mortgage Loan Trust, 2004-AR1 A2A	0.691%	9/19/44	246,876	166,021	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, IO	1.848%	7/25/21	898,980	101,440	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K006 AX1, IO	1.226%	1/25/20	738,231	46,109	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K007 X1, IO	1.409%	4/25/20	1,505,195	105,836	(f)

See Notes to Financial Statements.

18	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Collateralized Mortgage Obligations — continued
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K008 X1, IO	1.839%	6/25/20	1,818,201	$178,368	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K009 X1, IO	1.681%	8/25/20	839,906	73,365	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K016 X1, IO	1.743%	10/25/21	675,670	73,450	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K702 X1, IO	1.731%	2/25/18	2,776,973	206,679	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K703 X1, IO	2.258%	5/25/18	1,548,229	160,398	(f)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K704 X1, IO	2.165%	8/25/18	469,844	49,426	(f)
Federal National Mortgage Association (FNMA), 2010-118 YB, IO	6.224%	10/25/40	437,479	60,536	(f)
Federal National Mortgage Association (FNMA), 2010-142 SM, IO	6.254%	12/25/40	240,899	36,611	(f)
Federal National Mortgage Association (FNMA), 2011-59 NZ	5.500%	7/25/41	516,264	612,351
Federal National Mortgage Association (FNMA), 2011-63 SW, IO	6.404%	7/25/41	427,837	68,429	(f)
Federal National Mortgage Association (FNMA), 390 C3, IO	6.000%	7/25/38	340,309	42,210
Federal National Mortgage Association (FNMA), 407 41, IO	6.000%	1/25/38	333,042	50,083
First Horizon Alternative Mortgage Securities, 2006-FA8 1A8	0.646%	2/25/37	243,320	136,564	(f)
GE Capital Commercial Mortgage Corp., 2007-C1 A4	5.543%	12/10/49	260,000	277,581
Government National Mortgage Association (GNMA), 2005-13 SD, IO	6.519%	2/20/35	138,589	26,351	(f)
Government National Mortgage Association (GNMA), 2009-068 SL, IO	6.460%	4/16/39	153,451	22,256	(f)
Government National Mortgage Association (GNMA), 2009-106 SU, IO	5.919%	5/20/37	301,678	44,748	(f)
Government National Mortgage Association (GNMA), 2010-003 MS, IO	6.269%	11/20/38	200,149	30,650	(f)
Government National Mortgage Association (GNMA), 2010-031 GS, IO	6.219%	3/20/39	135,872	20,414	(f)
Government National Mortgage Association (GNMA), 2010-042 BS, IO	6.199%	4/20/40	77,388	12,469	(f)
Government National Mortgage Association (GNMA), 2010-050 QS, IO	6.269%	12/20/38	700,319	108,961	(f)
Government National Mortgage Association (GNMA), 2010-057 QS, IO	6.219%	5/20/40	238,705	38,375	(f)
Government National Mortgage Association (GNMA), 2010-060 S, IO	6.219%	5/20/40	395,896	64,289	(f)

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	19

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Collateralized Mortgage Obligations — continued
Government National Mortgage Association (GNMA), 2010-069 SP, IO	6.369%	6/20/38	200,000	$31,311	(f)
Government National Mortgage Association (GNMA), 2010-076 SH, IO	6.219%	5/20/40	79,117	12,692	(f)
Government National Mortgage Association (GNMA), 2010-085 HS, IO	6.369%	1/20/40	135,454	21,216	(f)
Government National Mortgage Association (GNMA), 2010-085 JS, IO	6.289%	4/20/40	77,901	12,689	(f)
Government National Mortgage Association (GNMA), 2010-115 SP, IO	5.119%	9/20/40	404,663	52,068	(f)
Government National Mortgage Association (GNMA), 2010-117 PS, IO	5.719%	10/20/39	700,102	112,007	(f)
Government National Mortgage Association (GNMA), 2010-H27 FA	0.650%	12/20/60	578,840	570,100	(f)
Government National Mortgage Association (GNMA), 2011-004 PS, IO	5.899%	9/20/40	208,354	31,927	(f)
Government National Mortgage Association (GNMA), 2011-011 SA, IO	5.719%	1/20/41	684,859	95,931	(f)
Government National Mortgage Association (GNMA), 2011-032 S, IO	5.710%	3/16/41	86,544	13,698	(f)
Government National Mortgage Association (GNMA), 2011-040 SA, IO	5.840%	2/16/36	892,869	130,625	(f)
Government National Mortgage Association (GNMA), 2011-070 BS, IO	6.410%	12/16/36	182,647	28,606	(f)
Government National Mortgage Association (GNMA), 2011-140 SC, IO	6.450%	10/16/41	187,468	32,028	(f)
Government National Mortgage Association (GNMA), 2011-H06 FA	0.720%	2/20/61	908,696	898,473	(f)
Government National Mortgage Association (GNMA), 2011-H09 AF	0.770%	3/20/61	193,881	192,291	(f)
Greenpoint Mortgage Funding Trust, 2007-AR2 1A1	0.406%	4/25/47	249,060	208,048	(f)
GS Mortgage Securities Corp. II, 2011-GC5 X4, IO	1.948%	8/10/44	827,390	75,467	(a)(f)
GSMPS Mortgage Loan Trust, 2005-RP2 1AF	0.626%	3/25/35	140,353	113,948	(a)(f)
GSMPS Mortgage Loan Trust, 2005-RP3 1AF	0.626%	9/25/35	405,330	308,132	(a)(f)
Harborview Mortgage Loan Trust, 2006-07 2A1A	0.481%	9/19/46	799,862	466,306	(f)
Harborview Mortgage Loan Trust, 2007-4 2A1	0.501%	7/19/47	672,784	420,867	(f)
IMPAC Secured Assets Corp., 2005-1 5A1	0.546%	7/25/35	44,364	23,319	(f)
IMPAC Secured Assets Corp., 2006-1 1A2B	0.476%	5/25/36	203,598	103,587	(f)
Indymac Index Mortgage Loan Trust, 2007-AR15 2A1	4.996%	8/25/37	622,260	373,867	(f)
JPMorgan Chase Commercial Mortgage Securities Corp., 2006-LDP9 A3	5.336%	5/15/47	30,000	32,789
LB-UBS Commercial Mortgage Trust, 2005-C3 A5	4.739%	7/15/30	630,000	688,086

See Notes to Financial Statements.

20	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Collateralized Mortgage Obligations — continued
LB-UBS Commercial Mortgage Trust, 2007-C1 A4	5.424%	2/15/40	17,000	$19,108
LB-UBS Commercial Mortgage Trust, 2007-C6 A4	5.858%	7/15/40	120,000	134,991	(f)
LB-UBS Commercial Mortgage Trust, 2007-C7 A3	5.866%	9/15/45	145,000	163,617	(f)
MASTR Adjustable Rate Mortgages Trust, 2004-6 5A1	2.860%	7/25/34	720,294	603,218	(f)
MASTR Adjustable Rate Mortgages Trust, 2005-1 7A1	2.626%	2/25/35	261,656	207,183	(f)
MASTR Alternative Loans Trust, PAC, 2003-7 7A1	0.676%	11/25/33	35,847	35,121	(f)
MASTR Reperforming Loan Trust, 2005-1 1A3	7.000%	8/25/34	212,188	218,029	(a)
MASTR Reperforming Loan Trust, 2005-2 1A1F	0.626%	5/25/35	252,518	190,737	(a)(f)
Merrill Lynch Mortgage Investors Inc., 2005-A2 A4	2.606%	2/25/35	328,953	321,296	(f)
Merrill Lynch Mortgage Trust, 2006-C1 A4	5.854%	5/12/39	843,863	959,138	(f)
Merrill Lynch/Countrywide Commercial Mortgage Trust, 2007-6 A4	5.485%	3/12/51	180,000	193,671	(f)
Morgan Stanley Mortgage Loan Trust, 2004-5AR 2A	2.786%	7/25/34	118,294	103,404	(f)
Mortgage IT Trust, 2005-2 1A1	0.536%	5/25/35	75,099	58,637	(f)
Mortgage IT Trust, 2005-3 A1	0.576%	8/25/35	141,262	106,692	(f)
Nomura Asset Acceptance Corp., 2005-AP2 A5	4.976%	5/25/35	542,444	464,518
RBSSP Resecuritization Trust, 2010-3 4A1	3.152%	12/26/35	151,672	149,262	(a)(f)
Residential Asset Mortgage Products Inc., 2005-SL1 A7	8.000%	5/25/32	274,547	257,243
Residential Asset Securitization Trust, PAC, 2004-A2 1A3	0.676%	5/25/34	62,614	59,442	(f)
Sequoia Mortgage Trust, 2007-3 1A1	0.481%	7/20/36	494,067	367,419	(f)
Structured ARM Loan Trust, 2004-09XS A	0.646%	7/25/34	120,027	96,782	(f)
Structured ARM Loan Trust, 2004-8 1A1	2.556%	7/25/34	5,095	4,021	(f)
Structured Asset Securities Corp., 2002-9 A2	0.576%	10/25/27	95,075	82,981	(f)
Structured Asset Securities Corp., 2005-RF1 A	0.626%	3/25/35	98,531	76,360	(a)(f)
WaMu Mortgage Pass-Through Certificates, 2002-AR19 A6	2.545%	2/25/33	120,248	109,765	(f)
WaMu Mortgage Pass-Through Certificates, 2003-AR9 1A7	2.460%	9/25/33	47,568	46,026	(f)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2004-AR13 A1A	0.673%	11/25/34	172,105	131,115	(f)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR11 A1A	0.596%	8/25/45	694,704	529,001	(f)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2007-0A5 1A	0.958%	6/25/47	48,720	30,438	(f)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2007-HY4 4A1	2.338%	9/25/36	439,371	318,363	(f)
Wells Fargo Mortgage Backed Securities Trust, 2004-Y 1A2	2.620%	11/25/34	169,158	151,850	(f)
Wells Fargo Mortgage Backed Securities Trust, 2005-AR4 2A2	2.736%	4/25/35	644,513	571,580	(f)

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	21

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
Collateralized Mortgage Obligations — continued
Wells Fargo Mortgage Loan Trust, 2010-RR4 2A1	2.773%	8/27/35	388,256	$358,503	(a)(f)
WF-RBS Commercial Mortgage Trust, 2011-C2 XA, IO	1.357%	2/15/44	979,078	53,328	(a)(f)
Total Collateralized Mortgage Obligations (Cost — $20,209,760)				18,223,375
Collateralized Senior Loans — 0.2%
Information Technology — 0.2%
IT Services — 0.2%
First Data Corp., Term Loan B	4.277%	3/23/18	177,852	156,584	(i)
First Data Corp., Term Loan B2	3.027%	9/24/14	215,707	204,787	(i)
Total Collateralized Senior Loans (Cost — $386,950)				361,371
Mortgage-Backed Securities — 31.0%
FHLMC — 1.8%
Federal Home Loan Mortgage Corp. (FHLMC)	2.725%	1/1/36	294,679	314,196	(f)
Federal Home Loan Mortgage Corp. (FHLMC)	5.657%	2/1/37	50,225	52,685	(f)
Federal Home Loan Mortgage Corp. (FHLMC)	5.803%	2/1/37	54,696	57,598	(f)
Federal Home Loan Mortgage Corp. (FHLMC)	5.538%	5/1/37	126,246	133,304	(f)
Federal Home Loan Mortgage Corp. (FHLMC)	5.861%	5/1/37	133,298	142,135	(f)
Federal Home Loan Mortgage Corp. (FHLMC)	6.500%	9/1/39	178,946	202,094
Federal Home Loan Mortgage Corp. (FHLMC)	3.500%	2/13/42	900,000	933,609	(j)
Federal Home Loan Mortgage Corp. (FHLMC)	4.000%	3/12/42	100,000	105,203	(j)
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	5/1/13-11/1/35	118,569	128,961
Federal Home Loan Mortgage Corp. (FHLMC), Gold	6.500%	10/1/15-1/1/32	323,195	358,528
Federal Home Loan Mortgage Corp. (FHLMC), Gold	6.000%	3/1/17	469,714	498,771
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	2/13/42	500,000	542,188	(j)
Total FHLMC				3,469,272
FNMA — 22.3%
Federal National Mortgage Association (FNMA)	6.500%	2/1/14-6/1/40	2,712,473	3,078,695
Federal National Mortgage Association (FNMA)	4.500%	4/1/31-9/1/40	2,266,491	2,430,124
Federal National Mortgage Association (FNMA)	6.000%	6/1/32-7/1/37	6,210,815	6,904,565
Federal National Mortgage Association (FNMA)	5.500%	2/1/33-8/1/38	3,205,261	3,501,446
Federal National Mortgage Association (FNMA)	5.000%	7/1/33-11/1/35	1,551,587	1,645,314
Federal National Mortgage Association (FNMA)	5.791%	8/1/37	341,510	364,999	(f)
Federal National Mortgage Association (FNMA)	4.000%	10/1/41-11/1/41	2,068,852	2,190,559
Federal National Mortgage Association (FNMA)	3.500%	2/13/42-2/16/42	300,000	314,422	(j)
Federal National Mortgage Association (FNMA)	4.000%	2/13/42-3/12/42	4,900,000	5,175,140	(j)
Federal National Mortgage Association (FNMA)	4.500%	2/13/42-3/12/42	9,100,000	9,706,188	(j)
Federal National Mortgage Association (FNMA)	5.000%	2/13/42-3/12/42	2,000,000	2,157,938	(j)
Federal National Mortgage Association (FNMA)	5.500%	2/13/42	2,000,000	2,175,938	(j)
Federal National Mortgage Association (FNMA)	3.000%	2/16/42-3/15/42	3,900,000	4,062,797	(j)
Total FNMA				43,708,125

See Notes to Financial Statements.

22	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
GNMA — 6.9%
Government National Mortgage Association (GNMA)	8.500%	11/15/27	4,582	$4,629
Government National Mortgage Association (GNMA)	6.000%	7/15/29-12/20/40	2,786,840	3,151,365
Government National Mortgage Association (GNMA)	6.500%	9/15/36-10/15/36	141,617	163,014
Government National Mortgage Association (GNMA)	5.000%	7/20/40-9/20/40	1,324,925	1,463,151
Government National Mortgage Association (GNMA)	4.500%	11/20/40-4/20/41	3,369,957	3,683,622
Government National Mortgage Association (GNMA)	3.500%	2/21/42	700,000	736,969	(j)
Government National Mortgage Association (GNMA)	4.000%	2/21/42	700,000	755,016	(j)
Government National Mortgage Association (GNMA)	4.500%	2/21/42	800,000	874,000	(j)
Government National Mortgage Association (GNMA)	5.500%	2/21/42	1,300,000	1,449,129	(j)
Government National Mortgage Association (GNMA)	6.000%	2/21/42	1,100,000	1,236,984	(j)
Total GNMA				13,517,879
Total Mortgage-Backed Securities (Cost — $59,141,681)				60,695,276
Municipal Bonds — 1.6%
California — 0.4%
California State, GO, Build America Bonds	7.300%	10/1/39	190,000	245,757
Los Angeles, CA, Department of Water & Power Revenue, Build America Bonds	6.574%	7/1/45	130,000	177,576
Santa Clara Valley Transportation Authority, Sales Tax Revenue, Build America Bonds	5.876%	4/1/32	190,000	227,067
Total California				650,400
Georgia — 0.1%
Metropolitan Atlanta, GA, Rapid Transit Authority, Sales Tax Revenue	5.000%	7/1/39	30,000	33,038
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project J	6.637%	4/1/57	120,000	140,658
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project M	6.655%	4/1/57	70,000	80,237
Total Georgia				253,933
Illinois — 0.3%
Chicago, IL, O’Hare International Airport Revenue	5.625%	1/1/35	30,000	34,008
Chicago, IL, O’Hare International Airport Revenue	5.500%	1/1/31	50,000	57,185
Illinois State, GO	5.665%	3/1/18	190,000	206,484
Illinois State, GO	5.877%	3/1/19	190,000	209,084
Total Illinois				506,761
Nevada — 0.0%
Clark County, NV, Passenger Facility Charge Revenue, Las Vegas Macarran International Airport	5.250%	7/1/39	30,000	32,080

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	23

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†		Value
Ohio — 0.2%
American Municipal Power-Ohio Inc., OH, Revenue., Build America Bonds, Meldhal Hydroelectric	6.270%	2/15/50	30,000		$33,787
Student Loan Funding Corp., Cincinnati Ohio Student Loan Revenue	0.123%	9/1/47	350,000		314,125	(f)(k)
Total Ohio					347,912
Pennsylvania — 0.6%
Pennsylvania State Higher Education Assistance Agency, Student Loan Revenue	1.996%	6/1/47	1,350,000		1,235,250	(e)(f)
Total Municipal Bonds (Cost — $2,788,700)					3,026,336
Sovereign Bonds — 1.6%
India — 0.1%
ICICI Bank Ltd., Junior Subordinated Bonds	6.375%	4/30/22	284,000		259,860	(a)(f)
Malaysia — 0.3%
Government of Malaysia, Senior Bonds	3.835%	8/12/15	1,410,000	MYR	475,229
Government of Malaysia, Senior Bonds	4.262%	9/15/16	395,000	MYR	135,615
Total Malaysia					610,844
Mexico — 1.1%
Mexican Bonos, Bonds	8.000%	6/11/20	19,600,000	MXN	1,735,128
United Mexican States, Medium-Term Notes	6.750%	9/27/34	216,000		280,800
United Mexican States, Medium-Term Notes	6.050%	1/11/40	78,000		94,692
Total Mexico					2,110,620
Russia — 0.1%
RSHB Capital, Loan Participation Notes, Senior Secured Bonds	6.299%	5/15/17	122,000		127,825	(a)
Russian Foreign Bond-Eurobond, Senior Bonds	7.500%	3/31/30	8,350		9,916	(a)
Total Russia					137,741
Uruguay — 0.0%
Republic of Uruguay, Benchmark Bonds	7.875%	1/15/33	1		1	(l)
Total Sovereign Bonds (Cost — $3,108,261)					3,119,066
U.S. Government & Agency Obligations — 14.7%
U.S. Government Agencies — 3.8%
Farmer Mac, Guaranteed Trust	5.125%	4/19/17	691,000		810,308	(a)
Federal Home Loan Bank (FHLB), Global Bonds	5.500%	7/15/36	345,000		452,361
Federal National Mortgage Association (FNMA), Bonds	6.625%	11/15/30	125,000		186,581
Federal National Mortgage Association (FNMA), Debentures	0.000%	10/9/19	1,350,000		1,044,961
Federal National Mortgage Association (FNMA), Notes	1.250%	1/30/17	70,000		70,938
Federal National Mortgage Association (FNMA), Senior Notes	3.625%	2/12/13	240,000		248,453

See Notes to Financial Statements.

24	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
U.S. Government Agencies — continued
Federal National Mortgage Association (FNMA), Senior Notes	4.375%	10/15/15	550,000	$622,909
Federal National Mortgage Association (FNMA), Senior Notes	5.625%	7/15/37	120,000	164,744
Federal National Mortgage Association (FNMA), Subordinated Notes	5.250%	8/1/12	500,000	511,707
Federal National Mortgage Association (FNMA), Subordinated Notes	4.625%	5/1/13	460,000	483,826
Financing Corp. (FICO) Strip, Bonds	0.000%	11/2/18	270,000	241,385
Financing Corp. (FICO) Strip, Debentures	0.000%	2/8/18	80,000	73,249
Financing Corp. (FICO) Strip, Debentures	0.000%	5/11/18	290,000	263,327
Financing Corp. (FICO) Strip, Debentures	0.000%	8/3/18	470,000	423,657
Financing Corp. (FICO) Strip, Debentures	0.000%	3/7/19	240,000	212,076
Financing Corp. (FICO) Strip, Debentures	0.000%	6/6/19	40,000	35,046
Financing Corp. (FICO) Strip, Notes	0.000%	4/6/18	230,000	209,513
Financing Corp. (FICO) Strip, Notes	0.000%	8/3/18	280,000	252,391
Financing Corp. (FICO) Strip, Notes	0.000%	9/26/19	20,000	17,333
Tennessee Valley Authority, Bonds	5.980%	4/1/36	733,000	1,000,535
Tennessee Valley Authority, Notes	5.250%	9/15/39	180,000	228,550
Total U.S. Government Agencies				7,553,850
U.S. Government Obligations — 10.9%
U.S. Treasury Bonds	4.375%	5/15/40	1,270,000	1,639,094
U.S. Treasury Bonds	4.750%	2/15/41	200,000	273,688
U.S. Treasury Bonds	4.375%	5/15/41	120,000	155,100
U.S. Treasury Bonds	3.750%	8/15/41	210,000	244,847
U.S. Treasury Bonds	3.125%	11/15/41	3,740,000	3,877,329
U.S. Treasury Notes	0.500%	5/31/13	20,000	20,087
U.S. Treasury Notes	0.125%	8/31/13	210,000	209,779
U.S. Treasury Notes	1.000%	9/30/16	330,000	335,620
U.S. Treasury Notes	1.750%	10/31/18	1,290,000	1,338,073
U.S. Treasury Notes	1.375%	12/31/18	470,000	474,884
U.S. Treasury Notes	2.000%	11/15/21	8,460,000	8,609,370
U.S. Treasury Strip Principal (STRIPS)	0.000%	11/15/24	5,570,000	4,113,389
Total U.S. Government Obligations				21,291,260
Total U.S. Government & Agency Obligations (Cost — $26,251,841)				28,845,110
U.S. Treasury Inflation Protected Securities — 2.4%
U.S. Treasury Bonds, Inflation Indexed	2.000%	1/15/26	74,091	93,632
U.S. Treasury Bonds, Inflation Indexed	1.750%	1/15/28	993,508	1,231,329
U.S. Treasury Bonds, Inflation Indexed	2.500%	1/15/29	906,208	1,244,407

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	25

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
U.S. Treasury Inflation Protected Securities — continued
U.S. Treasury Bonds, Inflation Indexed	3.875%	4/15/29	578,000	$925,658
U.S. Treasury Notes, Inflation Indexed	2.000%	4/15/12	1,192,943	1,200,959
Total U.S. Treasury Inflation Protected Securities (Cost — $3,843,164)				4,695,985

			Shares
Preferred Stocks — 0.1%
Financials — 0.1%
Diversified Financial Services — 0.1%
Citigroup Capital XII	8.500%		7,600	195,852	(f)
Citigroup Capital XIII	7.875%		1,950	52,533	(f)
Total Preferred Stocks (Cost — $241,658)				248,385

		Expiration Date	Contracts/ Notional Par
Purchased Options — 0.1%
Credit Default Swaption with Banc of America Securities LLC to buy protection on Markit CDX.NA.HY.17 Index, Put @ $97.00		6/20/12	1,950,200	63,690
Credit Default Swaption with Credit Suisse First Boston Inc. to buy protection on Markit CDX.NA.HY.17 Index, Put @ $97.00		6/20/12	1,646,400	53,769
U.S. Treasury 10-Year Notes Futures, Call @ $133.00		2/24/12	10	3,281
Total Purchased Options (Cost — $140,573)				120,740

			Warrants
Warrants — 0.0%
SemGroup Corp. (Cost — $0)		11/30/14	147	882	*(d)
Total Investments before Short-Term Investments (Cost — $189,118,562)				193,704,129

		Maturity Date	Face Amount†
Short-Term Investments — 15.8%
U.S. Government Agencies — 12.8%
Federal Home Loan Mortgage Corp. (FHLMC), Discount Notes	0.080%	7/11/12	6,500,000	6,499,129	(m)
Federal National Mortgage Association (FNMA), Discount Notes	0.090%	2/1/12	1,850,000	1,850,000	(m)
Federal National Mortgage Association (FNMA), Discount Notes	0.070%	4/18/12	7,900,000	7,899,660	(m)

See Notes to Financial Statements.

26	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Plus Bond Fund

Security	Rate	Maturity Date	Face Amount†	Value
U.S. Government Agencies — continued
Federal National Mortgage Association (FNMA), Discount Notes	0.110%	7/2/12	8,780,000	$8,778,885	(m)
Total U.S. Government Agencies (Cost — $25,022,440)				25,027,674
U.S. Government Obligations — 3.0%
U.S. Treasury Bills (Cost — $5,799,855)	0.041%	2/23/12	5,800,000	5,799,855	(m)
Total Short-Term Investments (Cost — $30,822,295)				30,827,529
Total Investments — 114.8% (Cost — $219,940,857#)				224,531,658
Liabilities in Excess of Other Assets — (14.8)%				(28,904,375)
Total Net Assets — 100.0%				$195,627,283

†	Face amount denominated in U.S. dollars, unless otherwise noted.

*	Non-income producing security.

(a)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(b)	The coupon payment on these securities is currently in default as of January 31, 2012.

(c)	Value is less than $1.

(d)	Illiquid security.

(e)	Security is valued in good faith in accordance with procedures approved by the Board of Trustees (See Note 1).

(f)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(g)	Security has no maturity date. The date shown represents the next call date.

(h)	The maturity principal is currently in default as of January 31, 2012.

(i)	Interest rates disclosed represent the effective rates on collateralized senior loans. Ranges in interest rates are attributable to multiple contracts under the same loan.

(j)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).

(k)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(l)	Payment-in-kind security for which part of the income earned may be paid as additional principal.

(m)	Rate shown represents yield-to-maturity.

#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
ARM	— Adjustable Rate Mortgage
GO	— General Obligation
IO	— Interest Only
MXN	— Mexican Peso
MYR	— Malaysian Ringgit
PAC	— Planned Amortization Class
STRIPS	— Separate Trading of Registered Interest and Principal Securities

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	27

Legg Mason Western Asset Core Plus Bond Fund

Schedule of Written Options
Security	Expiration Date	Strike Price	Notional Par	Value
Credit Default Swaption with Banc of America Securities LLC to sell protection on Markit CDX.NA.HY.17 Index, Put	6/20/12	$92.00	3,910,200	$67,053
Credit Default Swaption with Credit Suisse First Boston Inc. to sell protection on Markit CDX.NA.HY.17 Index, Put	6/20/12	92.00	3,292,800	56,465
Total Written Options (Premiums Received — $146,077)				$123,518

See Notes to Financial Statements.

28	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Statement of assets and liabilities (unaudited)

January 31, 2012

Assets:
Investments, at value (Cost — $219,940,857)	$224,531,658
Foreign currency, at value (Cost — $634,711)	636,287
Cash	1,728,639
Receivable for securities sold	28,971,175
Interest receivable	1,376,657
Unrealized appreciation on forward foreign currency contracts	354,542
Swaps, at value (net premiums paid — $241,943)	283,867
Deposits with brokers for open futures contracts	230,000
Receivable for Fund shares sold	132,539
Deposits with brokers for swap contracts	100,000
Principal paydown receivable	12,745
Receivable for open swap contracts	2,364
Prepaid expenses	34,799
Other receivables	770
Total Assets	258,396,042

Liabilities:
Payable for securities purchased	61,422,269
Payable for Fund shares repurchased	470,349
Swaps, at value (net premiums received — $330,165)	402,573
Written options, at value (premiums received $146,077)	123,518
Investment management fee payable	83,590
Service and/or distribution fees payable	57,735
Distributions payable	20,872
Trustees’ fees payable	11,872
Payable for open swap contracts	1,167
Payable to broker — variation margin on open futures contracts	295
Accrued expenses	174,519
Total Liabilities	62,768,759
Total Net Assets	$195,627,283

Net Assets:
Par value (Note 7)	$148
Paid-in capital in excess of par value	206,122,711
Undistributed net investment income	156,748
Accumulated net realized loss on investments, futures contracts, written options, swap contracts and foreign currency transactions	(15,361,362)
Net unrealized appreciation on investments, futures contracts, written options, swap contracts and foreign currencies	4,709,038
Total Net Assets	$195,627,283

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	29

Shares Outstanding:
Class A	10,589,255
Class B	303,362
Class C	3,409,889
Class R	42,965
Class I	503,933

Net Asset Value:
Class A (and redemption price)	$13.18
Class B*	$13.15
Class C*	$13.18
Class R (and redemption price)	$13.19
Class I (and redemption price)	$13.13
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 4.25%)	$13.77

*	Redemption price per share is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

30	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended January 31, 2012

Investment Income:
Interest	$3,482,596
Dividends	9,995
Total Investment Income	3,492,591

Expenses:
Investment management fee (Note 2)	611,689
Service and/or distribution fees (Notes 2 and 5)	340,596
Transfer agent fees (Note 5)	120,648
Registration fees	35,537
Audit and tax	24,569
Shareholder reports	20,353
Legal fees	11,479
Fund accounting fees	9,538
Custody fees	5,251
Insurance	2,572
Trustees’ fees	1,999
Miscellaneous expenses	2,128
Total Expenses	1,186,359
Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(129,827)
Net Expenses	1,056,532
Net Investment Income	2,436,059

Realized and Unrealized Gain (Loss) on Investments, Futures Contracts, Written Options, Swap Contracts and Foreign Currency Transactions (Notes 1, 3 and 4):
Net Realized Gain (Loss) From:
Investment transactions	4,441,276
Futures contracts	210,277
Written options	109,112
Swap contracts	(1,516,892)
Foreign currency transactions	134,931
Net Realized Gain	3,378,704
Change in Net Unrealized Appreciation (Depreciation) From:
Investments	(294,342)
Futures contracts	102,309
Written options	1,770
Swap contracts	573,407
Foreign currencies	268,382
Change in Net Unrealized Appreciation (Depreciation)	651,526
Net Gain on Investments, Futures Contracts, Written Options, Swap Contracts and Foreign Currency Transactions	4,030,230
Increase in Net Assets From Operations	$6,466,289

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	31

Statements of changes in net assets

For the Six Months Ended January 31, 2012 (unaudited) and the Year Ended July 31, 2011	2012	2011

Operations:
Net investment income	$2,436,059	$5,435,031
Net realized gain	3,378,704	1,414,731
Change in net unrealized appreciation (depreciation)	651,526	2,768,406
Increase in Net Assets From Operations	6,466,289	9,618,168

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(2,608,179)	(6,170,219)
Decrease in Net Assets From Distributions to Shareholders	(2,608,179)	(6,170,219)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	24,134,097	30,893,089
Reinvestment of distributions	2,473,352	5,768,296
Cost of shares repurchased	(22,066,098)	(45,752,464)
Increase (Decrease) in Net Assets From Fund Share Transactions	4,541,351	(9,091,079)
Increase (Decrease) in Net Assets	8,399,461	(5,643,130)

Net Assets:
Beginning of period	187,227,822	192,870,952
End of period*	$195,627,283	$187,227,822
* Includes undistributed net investment income of:	$156,748	$328,868

See Notes to Financial Statements.

32	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class A Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$12.91	$12.68	$11.64	$11.42	$11.94	$12.06

Income (loss) from operations:
Net investment income	0.18	0.38	0.44	0.50	0.53	0.56
Net realized and unrealized gain (loss)	0.28	0.28	1.04	0.18	(0.56)	(0.06)
Proceeds from settlement of a regulatory matter	—	—	0.03	—	—	—
Total income (loss) from operations	0.46	0.66	1.51	0.68	(0.03)	0.50

Less distributions from:
Net investment income	(0.19)	(0.43)	(0.47)	(0.46)	(0.46)	(0.62)
Return of capital	—	—	—	—	(0.03)	—
Total distributions	(0.19)	(0.43)	(0.47)	(0.46)	(0.49)	(0.62)

Net asset value, end of period	$13.18	$12.91	$12.68	$11.64	$11.42	$11.94
Total return[3]	3.56%	5.31%	13.22%[4]	6.28%	(0.39)%	4.12%

Net assets, end of period (000s)	$139,516	$135,589	$137,649	$126,873	$130,940	$142,009

Ratios to average net assets:
Gross expenses	1.14%[5]	1.11%	1.10%	1.04%	1.14%	1.12%[6]
Net expenses[7,8,9]	1.01 [5]	1.00	1.01	1.00	1.01	1.02 [6]
Net investment income	2.70 [5]	2.97	3.65	4.59	4.48	4.58

Portfolio turnover rate[10]	61%	190%	92%	51%	88%	240%[11]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.95%. Class A received $297,563 related to this distribution.

[5]	Annualized.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.09% and 1.00%, respectively.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class A shares did not exceed 1.01%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 267% for the six months ended January 31, 2012 and 721%, 282%, 260%, 432% and 556% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

[11]	Excludes the value of portfolio securities delivered as a result of in-kind redemptions of the Fund’s shares.

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	33

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class B Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$13.01	$12.78	$11.65	$11.42	$11.94	$12.06

Income (loss) from operations:
Net investment income	0.14	0.31	0.38	0.44	0.47	0.49
Net realized and unrealized gain (loss)	0.27	0.29	1.04	0.19	(0.57)	(0.06)
Proceeds from settlement of a regulatory matter	—	—	0.12	—	—	—
Total income (loss) from operations	0.41	0.60	1.54	0.63	(0.10)	0.43

Less distributions from:
Net investment income	(0.27)	(0.37)	(0.41)	(0.40)	(0.39)	(0.55)
Return of capital	—	—	—	—	(0.03)	—
Total distributions	(0.27)	(0.37)	(0.41)	(0.40)	(0.42)	(0.55)

Net asset value, end of period	$13.15	$13.01	$12.78	$11.65	$11.42	$11.94
Total return[3]	3.19%	4.75%	13.38%[4]	5.80%	(0.95)%	3.56%

Net assets, end of period (000s)	$3,990	$4,515	$5,068	$6,091	$7,417	$9,288

Ratios to average net assets:
Gross expenses	2.00%[5]	1.85%	1.82%	1.64%	1.77%	1.68%[6]
Net expenses[7,8,9]	1.57 [5]	1.57	1.57	1.54	1.57	1.57 [6]
Net investment income	2.14 [5]	2.39	3.10	4.05	3.92	4.02

Portfolio turnover rate[10]	61%	190%	92%	51%	88%	240%[11]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.32%. Class B received $51,661 related to this distribution.

[5]	Annualized.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.65% and 1.55%, respectively.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B shares did not exceed 1.57%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 267% for the six months ended January 31, 2012 and 721%, 282%, 260%, 432% and 556% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

[11]	Excludes the value of portfolio securities delivered as a result of in-kind redemptions of the Fund’s shares.

See Notes to Financial Statements.

34	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class C Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$12.92	$12.66	$11.65	$11.42	$11.94	$12.06

Income (loss) from operations:
Net investment income	0.15	0.32	0.38	0.45	0.46	0.49
Net realized and unrealized gain (loss)	0.27	0.29	1.04	0.19	(0.55)	(0.05)
Total income (loss) from operations	0.42	0.61	1.42	0.64	(0.09)	0.44

Less distributions from:
Net investment income	(0.16)	(0.35)	(0.41)	(0.41)	(0.40)	(0.56)
Return of capital	—	—	—	—	(0.03)	—
Total distributions	(0.16)	(0.35)	(0.41)	(0.41)	(0.43)	(0.56)

Net asset value, end of period	$13.18	$12.92	$12.66	$11.65	$11.42	$11.94
Total return[3]	3.24%	4.89%	12.37%	5.86%	(0.90)%	3.63%

Net assets, end of period (000s)	$44,939	$43,510	$47,475	$42,112	$39,169	$17,413

Ratios to average net assets:
Gross expenses	1.59%[4]	1.57%	1.54%	1.49%	1.55%	1.60%[5]
Net expenses[6,7,8]	1.47 [4]	1.47	1.51	1.48	1.51	1.52 [5]
Net investment income	2.24 [4]	2.50	3.15	4.10	3.90	4.07

Portfolio turnover rate[9]	61%	190%	92%	51%	88%	240%[10]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	Annualized.

[5]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.56% and 1.49%, respectively.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[8]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class C shares did not exceed 1.51%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[9]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 267% for the six months ended January 31, 2012 and 721%, 282%, 260%, 432% and 556% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

[10]	Excludes the value of portfolio securities delivered as a result of in-kind redemptions of the Fund’s shares.

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	35

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class R Shares[1]	2012[2]	2011	2010	2009	2008	2007[3]

Net asset value, beginning of period	$12.93	$12.68	$11.66	$11.45	$11.96	$12.28

Income (loss) from operations:
Net investment income	0.16	0.34	0.41	0.47	0.49	0.29
Net realized and unrealized gain (loss)	0.27	0.28	1.04	0.17	(0.55)	(0.29)
Total income (loss) from operations	0.43	0.62	1.45	0.64	(0.06)	—

Less distributions from:
Net investment income	(0.17)	(0.37)	(0.43)	(0.43)	(0.42)	(0.32)
Return of capital	—	—	—	—	(0.03)	—
Total distributions	(0.17)	(0.37)	(0.43)	(0.43)	(0.45)	(0.32)

Net asset value, end of period	$13.19	$12.93	$12.68	$11.66	$11.45	$11.96
Total return[4]	3.33%	4.98%	12.65%	5.85%	(0.62)%	(0.01)%

Net assets, end of period (000s)	$567	$533	$253	$239	$979	$520

Ratios to average net assets:
Gross expenses	1.69%[5]	1.57%	2.01%	1.45%	1.38%	1.95%[5,6]
Net expenses[7,8,9]	1.30 [5]	1.30	1.30	1.30	1.30	1.56 [5,6]
Net investment income	2.41 [5]	2.67	3.35	4.30	4.17	4.59 [5]

Portfolio turnover rate[10]	61%	190%	92%	51%	88%	240%[11]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]	For the period December 28, 2006 (inception date) to July 31, 2007.

[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	Annualized.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.69% and 1.30%, respectively.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.30%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 267% for the six months ended January 31, 2012 and 721%, 282%, 260%, 432% and 556% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

[11]	Excludes the value of portfolio securities delivered as a result of in-kind redemptions of the Fund’s shares.

See Notes to Financial Statements.

36	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class I Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$12.86	$12.61	$11.59	$11.37	$11.88	$12.06

Income (loss) from operations:
Net investment income	0.20	0.42	0.47	0.54	0.57	0.60
Net realized and unrealized gain (loss)	0.28	0.28	1.06	0.17	(0.56)	(0.12)
Total income from operations	0.48	0.70	1.53	0.71	0.01	0.48

Less distributions from:
Net investment income	(0.21)	(0.45)	(0.51)	(0.49)	(0.49)	(0.66)
Return of capital	—	—	—	—	(0.03)	—
Total distributions	(0.21)	(0.45)	(0.51)	(0.49)	(0.52)	(0.66)

Net asset value, end of period	$13.13	$12.86	$12.61	$11.59	$11.37	$11.88
Total return[3]	3.75%	5.68%	13.46%	6.66%	(0.02)%	3.99%

Net assets, end of period (000s)	$6,615	$3,081	$2,426	$83	$95	$42

Ratios to average net assets:
Gross expenses	0.98%[4]	1.10%	0.85%	0.87%	0.93%	0.69%[5]
Net expenses[6,7,8]	0.65 [4]	0.65	0.65	0.65	0.65	0.66 [5]
Net investment income	3.08 [4]	3.34	3.89	4.95	4.80	4.92

Portfolio turnover rate[9]	61%	190%	92%	51%	88%	240%[10]

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	Annualized.

[5]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.67% and 0.64%, respectively.

[6]	Reflects fee waivers and/or expense reimbursements.

[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[8]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class I shares did not exceed 0.65%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[9]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 267% for the six months ended January 31, 2012 and 721%, 282%, 260%, 432% and 556% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

[10]	Excludes the value of portfolio securities delivered as a result of in-kind redemptions of the Fund’s shares.

See Notes to Financial Statements.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	37

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Legg Mason Western Asset Core Plus Bond Fund (the “Fund”) is a separate diversified investment series of Legg Mason Partners Income Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The valuations for fixed income securities and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of fair valuation techniques and methodologies. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers. When the Fund holds securities or other assets that are denominated in a foreign currency, the Fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Trustees.

The Fund has adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

38	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Fund’s assets and liabilities carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)		Total
Long-term investments†:
Corporate bonds & notes	—	$67,518,405	$0	*	$67,518,405
Asset-backed securities	—	6,505,198	344,000		6,849,198
Collateralized mortgage obligations	—	18,223,375	—		18,223,375
Collateralized senior loans	—	361,371	—		361,371
Mortgage-backed securities	—	60,695,276	—		60,695,276
Municipal bonds	—	3,026,336	—		3,026,336
Sovereign bonds	—	3,119,066	—		3,119,066
U.S. government & agency obligations	—	28,845,110	—		28,845,110
U.S. treasury inflation protected securities	—	4,695,985	—		4,695,985
Preferred stocks	$248,385	—	—		248,385
Purchased options	3,281	117,459	—		120,740
Warrants	—	882	—		882
Total long-term investments	$251,666	$193,108,463	$344,000		$193,704,129
Short-term investments†	—	30,827,529	—		30,827,529
Total investments	$251,666	$223,935,992	$344,000		$224,531,658
Other financial instruments:
Futures contracts	$62,555	—	—		$62,555
Forward foreign currency contracts	—	$354,542	—		354,542
Credit default swaps on credit indices — buy protection‡	—	283,867	—		283,867
Total other financial instruments	$62,555	$638,409	—		$700,964
Total	$314,221	$224,574,401	$344,000		$225,232,622

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	39

LIABILITIES
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Other financial instruments:
Written options	—	$123,518	—	$123,518
Futures contracts	$293,240	—	—	293,240
Interest rate swaps	—	101,105	—	101,105
Credit default swaps on credit indices — sell protection‡	—	283,515	—	283,515
Total return swaps‡	—	17,953	—	17,953
Total	$293,240	$526,091	—	$819,331

*	Value is less than $1.

†	See Schedule of Investments for additional detailed categorizations.

‡	Values include any premiums paid or received with respect to swap contracts.

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

Investments in Securities	Corporate Bonds & Notes		Asset- Backed Securities	Collateralized Mortgage Obligations	Municipal Bonds	Warrants	Total
Balance as of July 31, 2011	$0	*	$462,500	$226,388	$1,251,250	$750	$1,940,888
Accrued premiums/discounts	—		821	—	1,867	—	2,688
Realized gain (loss)[1]	—		—	—	2,811	—	2,811
Change in unrealized appreciation (depreciation)[2]	—		(27,446)	(3,783)	4,322	132	(26,775)
Purchases	—		—	601	—	—	601
Sales	—		—	(16,527)	(25,000)	—	(41,527)
Transfers into Level 3	—		—	—	—	—	—
Transfers out of Level 3[3]	—		(91,875)	(206,679)	(1,235,250)	(882)	(1,534,686)
Balance as of January 31, 2012	$0	*	$344,000	—	—	—	$344,000
Net change in unrealized appreciation (depreciation) for investments in securities still held at January 31, 2012[2]	—		$(25,703)	—	—	—	$(25,703)

The Fund’s policy is to recognize transfers between levels as of the end of the reporting period.

[1]	This amount is included in net realized gain (loss) from investment transactions in the accompanying Statement of Operations.

[2]

This amount is included in the change in net unrealized appreciation (depreciation) in the accompanying Statement of Operations. Change in unrealized appreciation (depreciation) includes net unrealized appreciation (depreciation) resulting from changes in investment values during the reporting period and the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized.

[3]	Transferred out of Level 3 as a result of the availability of a quoted price in an active market for an identical investment or the availability of other significant observable inputs.

*	Value is less than $1.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase

40	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Futures contracts. The Fund uses futures contracts generally to gain exposure to, or hedge against, changes in interest rates or gain exposure to, or hedge against, changes in certain asset classes. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a futures contract, the Fund is required to deposit cash or cash equivalents with a broker in an amount equal to a certain percentage of the contract amount. This is known as the “initial margin” and subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. The daily changes in contract value are recorded as unrealized gains or losses in the Statement of Operations and the Fund recognizes a realized gain or loss when the contract is closed.

Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(d) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the premium received is recorded as a realized gain. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is recognized as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	41

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing an uncovered call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(e) Forward foreign currency contracts. The Fund enters into a forward foreign currency contract to hedge against foreign currency exchange rate risk on its non-U.S. dollar denominated securities or to facilitate settlement of a foreign currency denominated portfolio transaction. A forward foreign currency contract is an agreement between two parties to buy and sell a currency at a set price with delivery and settlement at a future date. The contract is marked-to-market daily and the change in value is recorded by the Fund as an unrealized gain or loss. When a forward foreign currency contract is closed, through either delivery or offset by entering into another forward foreign currency contract, the Fund recognizes a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value of the contract at the time it is closed.

Forward foreign currency contracts involve elements of market risk in excess of the amounts reflected on the Statement of Assets and Liabilities. The Fund bears the risk of an unfavorable change in the foreign exchange rate underlying the forward foreign currency contract. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(f) Swap agreements. The Fund invests in swaps for the purpose of managing its exposure to interest rate, credit or market risk, or for other purposes. The use of swaps involves risks that are different from those associated with other portfolio transactions.

Swap contracts are marked-to-market daily and changes in value are recorded as unrealized appreciation (depreciation). Gains or losses are realized upon termination of the swap agreement. Collateral, in the form of restricted cash or securities, may be required to be held in segregated accounts with the Fund’s custodian in compliance with the terms of the swap contracts. Securities posted as collateral for swap contracts are identified in the Schedule of Investments and restricted cash, if any, is identified on the Statement of Assets and Liabilities. Risks may exceed amounts recorded in the Statement of Assets and Liabilities. These risks include changes in the returns of the underlying instruments, failure of the counterparties to perform under the contracts’ terms, and the possible lack of liquidity with respect to the swap agreements.

Payments received or made at the beginning of the measurement period are reflected as a premium or deposit, respectively, on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are recognized as realized gain or loss in the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as a realized gain or loss in the Statement of Operations.

42	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

The Fund’s maximum exposure in the event of a defined credit event on a credit default swap to sell protection is the notional amount. As of January 31, 2012, the total notional value of all credit default swaps to sell protection is $5,383,800. This amount would be offset by the value of the swap’s reference entity, upfront premiums received on the swap and any amounts received from the settlement of a credit default swap where the Fund bought protection for the same referenced security/entity.

For average notional amounts of swaps held during the six months ended January 31, 2012, see Note 4.

Credit default swaps

The Fund enters into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate or sovereign issuers, on a specified obligation, or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide protection against defaults of the issuers (i.e., to reduce risk where the Fund has exposure to an issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of values from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

Implied spreads are the theoretical prices a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate or sovereign issues are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, particularly in relation

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	43

to the notional amount of the contract as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

The Fund’s maximum risk of loss from counterparty risk, as the protection buyer, is the fair value of the contract (this risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty). As the protection seller, the Fund’s maximum risk is the notional amount of the contract. Credit default swaps are considered to have credit risk-related contingent features since they require payment by the protection seller to the protection buyer upon the occurrence of a defined credit event.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

Interest rate swaps

The Fund enters into interest rate swap contracts to manage its exposure to interest rate risk. Interest rate swaps are agreements between two parties to exchange cash flows based on a notional principal amount. The Fund may elect to pay a fixed rate and receive a floating rate, or, receive a fixed rate and pay a floating rate on a notional principal amount. Interest rate swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as an unrealized gain or loss in the Statement of Operations. When a swap contract is terminated early, the Fund records a realized gain or loss equal to the difference between the original cost and the settlement amount of the closing transaction.

The risks of interest rate swaps include changes in market conditions that will affect the value of the contract or changes in the present value of the future cash flow streams and the possible inability of the counterparty to fulfill its obligations under the agreement. The Fund’s maximum risk of loss from counterparty credit risk is the discounted net value of the cash flows to be received from the counterparty over the contract’s remaining life, to the extent that that amount is positive. This risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty.

Total return swaps

The Fund enters into total return swaps for investment purposes. Total return swaps are agreements to exchange the return generated by one instrument for the return generated by another instrument. For example, the agreement to pay a predetermined or fixed interest rate in exchange for a market-linked return based on a notional amount. To the extent the total return of a referenced index or instrument exceeds the offsetting interest obligation, the Fund will receive a payment from the counterparty. To the extent it is less, the Fund will make a payment to the counterparty.

(g) Swaptions. The Fund purchases and writes swaption contracts to manage exposure to an underlying instrument. The Fund may also purchase or write options

44	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

to manage exposure to fluctuations in interest rates or to enhance yield. Swaption contracts written by the Fund represent an option that gives the purchaser the right, but not the obligation, to enter into a previously agreed upon swap contract at a future date. Swaption contracts purchased by the Fund represent an option that gives the Fund the right, but not the obligation, to enter into a previously agreed upon swap contract at a future date.

When the Fund writes a swaption, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the swaption written. If the swaption expires, the Fund realizes a gain equal to the amount of the premium received.

When the Fund purchases a swaption, an amount equal to the premium paid by the Fund is recorded as an investment on the statement of assets and liabilities, the value of which is marked-to-market daily to reflect the current market value of the swaption purchased. If the swaption expires, the Fund realizes a loss equal to the amount of the premium paid.

Swaptions are marked-to-market daily based upon quotations from market makers. Changes in the value of the swaption are reported as unrealized gains or losses in the Statement of Operations.

(h) Securities traded on a to-be-announced basis. The Fund may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information, such as the face amount, maturity date and underlying pool of investments in U.S. government agency mortgage pass-through securities, is not announced. Securities purchased on a TBA basis are not settled until they are delivered to the Fund. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(i) Mortgage dollar rolls. The Fund may enter into mortgage dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date.

The Fund executes its mortgage dollar rolls entirely in the TBA market, whereby the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

The risk of entering into mortgage dollar rolls is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the mortgage dollar roll may be restricted pending a determination by the counterparty, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	45

(j) Inflation-indexed bonds. Inflation-indexed bonds are fixed-income securities whose principal value or interest rate is periodically adjusted according to the rate of inflation. As the index measuring inflation changes, the principal value or interest rate of inflation-indexed bonds will be adjusted accordingly. Inflation adjustments to the principal amount of inflation-indexed bonds are reflected as an increase or decrease to investment income on the Statement of Operations. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

(k) Stripped securities. The Fund may invest in “Stripped Securities,” a term used collectively for components, or strips, of fixed income securities. Stripped securities can be principal only securities (“PO”), which are debt obligations that have been stripped of unmatured interest coupons or, interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. The market value of Stripped Securities will fluctuate in response to changes in economic conditions, rates of pre-payment, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation may increase with a longer period of maturity.

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IO’s.

(l) Loan participations. The Fund may invest in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement related to the loan, or any rights of off-set against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any off-set between the lender and the borrower.

(m) Foreign currency translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

46	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

The Fund does not isolate that portion of the results of operations resulting from fluctuations in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, other than investments in securities, on the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(n) Credit and market risk. The Fund invests in high-yield and emerging market instruments that are subject to certain credit and market risks. The yields of high-yield and emerging market debt obligations reflect, among other things, perceived credit and market risks. The Fund’s investment in securities rated below investment grade typically involve risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading. The consequences of political, social, economic or diplomatic changes may have disruptive effects on the market prices of investments held by the Fund. The Fund’s investment in non-U.S. dollar denominated securities may also result in foreign currency losses caused by devaluations and exchange rate fluctuations.

Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(o) Foreign investment risks. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	47

(p) Counterparty risk and credit-risk-related contingent features of derivative instruments. The Fund may invest in certain securities or engage in other transactions, where the Fund is exposed to counterparty credit risk in addition to broader market risks. The Fund may invest in securities of issuers, which may also be considered counterparties as trading partners in other transactions. This may increase the risk of loss in the event of default or bankruptcy by the counterparty or if the counterparty otherwise fails to meet its contractual obligations. The Fund’s investment manager attempts to mitigate counterparty risk by (i) periodically assessing the creditworthiness of its trading partners, (ii) monitoring and/or limiting the amount of its net exposure to each individual counterparty based on its assessment and (iii) requiring collateral from the counterparty for certain transactions. Market events and changes in overall economic conditions may impact the assessment of such counterparty risk by the investment manager. In addition, declines in the values of underlying collateral received may expose the Fund to increased risk of loss.

The Fund has entered into master agreements with certain of its derivative counterparties that provide for general obligations, representations, agreements, collateral, events of default or termination and credit related contingent features. The credit related contingent features include, but are not limited to, a percentage decrease in the Fund’s net assets or NAV over a specified period of time. If these credit related contingent features were triggered, the derivatives counterparty could terminate the positions and demand payment or require additional collateral.

As of January 31, 2012, the Fund held written options, credit default swaps, interest rate swaps and total return swaps with credit related contingent features which had a liability position of $526,091. If a contingent feature in the master agreements would have been triggered, the Fund would have been required to pay this amount to its derivatives counterparties. As of January 31, 2012, the Fund had posted with its counterparties cash and/or securities as collateral to cover the net liability of these derivatives amounting to $100,000, which could be used to reduce the required payment.

(q) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(r) Distributions to shareholders. Distributions from net investment income of the Fund are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

48	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

(s) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(t) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(u) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of January 31, 2012, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(v) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager. Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) are the Fund’s subadvisers. LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.65% of the Fund’s average daily net assets up to $500 million and 0.60% of the Fund’s average daily net assets in excess of $500 million.

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadvisers the day-to-day portfolio management of the Fund. Western Asset Limited provides certain advisory services to the Fund relating to currency transactions and investments in non-U.S. dollar denominated securities and related foreign currency instruments. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund. In turn, Western Asset pays Western Asset Limited a sub-advisory fee of 0.30% on the assets managed by Western Asset Limited.

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	49

As a result of expense limitation arrangements between the Fund and LMPFA, the ratio of expenses other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class A, B, C, R and I shares did not exceed 1.01%, 1.57%, 1.51%, 1.30% and 0.65%, respectively. These expense limitation arrangements cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

During the six months ended January 31, 2012, fees waived and/or expenses reimbursed amounted to $129,827.

The investment manager is permitted to recapture amounts previously waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 4.25% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of other share of Funds sold by LMIS, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

Effective July 1, 2011, the Fund no longer offers Class B shares for purchases by new and existing investors. Individual investors who owned Class B shares on June 30, 2011, may continue to hold those shares, but they may not add to their Class B share positions except through dividend reinvestment. Class B shares are also available for incoming exchanges.

For the six months ended January 31, 2012, LMIS and its affiliates received sales charges of approximately $8,000 on sales of the Fund’s Class A shares. In addition, for the six months ended January 31, 2012, CDSCs paid to LMIS and its affiliates were approximately:

	Class A	Class B	Class C
CDSCs	—	$10,000	$5,000

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

50	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

3. Investments

During the six months ended January 31, 2012, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$11,306,581	$482,262,861
Sales	15,235,531	478,579,312

At January 31, 2012, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation	$11,909,531
Gross unrealized depreciation	(7,318,730)
Net unrealized appreciation	$4,590,801

At January 31, 2012, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Buy:
U.S. Treasury Ultra Long-Term Bonds	84	3/12	$13,374,820	$13,437,375	$62,555
Contracts to Sell:
90 Day Eurodollar	6	6/12	$1,487,418	$1,493,100	$(5,682)
U.S. Treasury 2-Year Notes	17	3/12	3,747,632	3,752,750	(5,118)
U.S. Treasury 5-Year Notes	35	3/12	4,301,753	4,341,640	(39,887)
U.S. Treasury 10-Year Notes	66	3/12	8,587,465	8,728,500	(141,035)
U.S. Treasury 30-Year Bonds	109	3/12	15,751,170	15,852,688	(101,518)
					(293,240)
Net unrealized loss on open futures contracts					$(230,685)

At January 31, 2012, the Fund had the following open forward foreign currency contracts:

Foreign Currency	Counterparty	Local Currency	Market Value	Settlement Date	Unrealized Gain
Contracts to Buy:
Brazilian Real	JPMorgan Chase Bank	1,492,250	$851,155	2/15/12	$12,812
Canadian Dollar	Citibank N.A.	1,868,000	1,862,326	2/16/12	28,671
					41,483
Contracts to Sell:
Euro	Citibank N.A.	2,779,025	$3,635,197	2/16/12	$207,570
Euro	Citibank N.A.	510,000	667,123	2/16/12	4,810
Euro	Morgan Stanley & Co.	1,395,000	1,824,776	2/16/12	100,679
					313,059
Net unrealized gain on open forward foreign currency contracts					$354,542

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	51

During the six months ended January 31, 2012, written option transactions for the Fund were as follows:

	Number of Contracts/ Notional Amounts	Premiums
Written options, outstanding as of July 31, 2011	166	$76,532
Options written	7,203,257	282,384
Options closed	(242)	(136,185)
Options exercised	(9)	(7,705)
Options expired	(172)	(68,949)
Written options, outstanding as of January 31, 2012	7,203,000	$146,077

At January 31, 2012, the Fund held TBA securities with a total cost of $30,152,638.

At January 31, 2012, the Fund held the following open swap contracts:

INTEREST RATE SWAPS
Swap Counterparty	Notional Amount	Termination Date	Payments Made By The Fund†	Payments Received By The Fund†	Upfront Premiums Paid (Received)	Unrealized Depreciation
Barclays Capital Inc.	$3,800,000	1/27/22	2.097% semi-annually	3-Month LIBOR	—	$(67,024)
Morgan Stanley & Co. Inc.	2,440,000	1/30/22	2.059% semi-annually	3-Month LIBOR	—	(34,081)
Total	$6,240,000				—	$(101,105)

CREDIT DEFAULT SWAPS ON CREDIT INDICES — SELL PROTECTION[1]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Received By The Fund†	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Bank of America Securities LLC (CMBX 2 2006-2 AAA Index)	$312,000	3/15/49	0.070% quarterly	$(19,273)	$(18,321)	$(952)
Barclays Capital Inc. (CDX.NA.IG.9 Index)	2,516,800	12/20/12	0.600% quarterly	(7,208)	(27,548)	20,340
Credit Suisse First Boston Inc. (CMBX NA AM 1)	390,000	10/12/52	0.500% monthly	(37,978)	(16,994)	(20,984)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	108,000	10/12/52	0.500% monthly	(10,517)	(9,902)	(615)
Credit Suisse First Boston Inc. (CMBX 2 2006-2 AAA Index)	171,000	3/15/49	0.070% monthly	(10,563)	(10,045)	(518)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	152,000	10/12/52	0.500% monthly	(14,802)	(14,820)	18
Credit Suisse First Boston Inc. (CMBX NA AM 2)	233,000	3/15/49	0.500% monthly	(31,954)	(48,503)	16,549
Goldman Sachs Group Inc. (CMBX NA AM 1)	191,000	10/12/52	0.500% monthly	(18,599)	(8,439)	(10,160)
Goldman Sachs Group Inc. (CMBX NA AM 1)	95,000	10/12/52	0.500% monthly	(9,251)	(8,681)	(570)
Goldman Sachs Group Inc. (CMBX 3.2007-1 AAA)	152,000	12/13/49	0.080% monthly	(12,214)	(17,845)	5,631

52	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

CREDIT DEFAULT SWAPS ON CREDIT INDICES — SELL PROTECTION[1]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Received By The Fund†	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Goldman Sachs Group Inc. (CMBX NA AM 2)	$237,000	3/15/49	0.500% monthly	$(32,503)	$(51,895)	$19,392
JP Morgan Chase & Co. (CMBX NA AM 1)	188,000	10/12/52	0.500% monthly	(18,213)	(18,213)	—
Morgan Stanley & Co. Inc. (CMBX 2 2006-2 AAA Index)	100,000	3/15/49	0.070% monthly	(6,178)	(5,500)	(678)
UBS Warburg LLC (CMBX NA AM 2)	154,000	3/15/49	0.500% monthly	(21,120)	(30,854)	9,734
UBS Warburg LLC (CMBX NA AM 2)	125,000	3/15/49	0.500% monthly	(17,143)	(22,715)	5,572
UBS Warburg LLC (CMBX 2 2006-2 AAA Index)	259,000	3/15/49	0.070% monthly	(15,999)	(14,893)	(1,106)
Total	$5,383,800			$(283,515)	$(325,168)	$41,653

CREDIT DEFAULT SWAPS ON CREDIT INDICES — BUY PROTECTION[4]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Made By The Fund†	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA Index)	$239,000	10/12/52	0.100% monthly	$10,233	$9,260	$973
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA Index)	491,000	10/12/52	0.100% monthly	21,022	21,961	(939)
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	280,000	2/17/51	0.500% monthly	54,516	25,751	28,765
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	270,000	2/17/51	0.500% monthly	52,569	25,654	26,915
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA)	267,000	10/12/52	0.100% monthly	11,431	10,715	716
Citigroup Global Markets (CMBX 4 2007-2 AAA)	132,000	2/17/51	0.350% monthly	10,787	15,665	(4,878)
Goldman Sachs Group Inc. (CMBX 1 2006-1 AAA)	229,000	10/12/52	0.100% monthly	9,804	9,331	473
Goldman Sachs Group Inc. (CMBX 1 2006-1 AAA)	712,000	10/12/52	0.100% monthly	30,484	37,002	(6,518)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA)	390,000	10/12/52	0.100% monthly	16,698	20,268	(3,570)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA)	249,000	10/12/52	0.100% monthly	10,660	12,327	(1,667)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA Index)	437,000	10/12/52	0.100% quarterly	18,710	16,926	1,784
UBS Warburg LLC (CMBX 4 2007-2 AM)	84,000	2/17/51	0.500% monthly	16,355	16,485	(130)
UBS Warburg LLC (CMBX 4 2007-2 AM)	107,000	2/17/51	0.500% monthly	20,598	20,598	—
Total	$3,887,000			$283,867	$241,943	$41,924

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	53

TOTAL RETURN SWAPS
Swap Counterparty	Notional Amount	Termination Date	Periodic Payments Made By The Fund†	Periodic Payments Received By The Fund‡	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Goldman Sachs Group Inc.	$163,761	1/12/39	1-month LIBOR	IOS.FN30.600.08	$(1,910)	$327
Goldman Sachs Group Inc.	360,275	1/12/39	1-month LIBOR	IOS.FN30.600.08	629	(4,113)
Goldman Sachs Group Inc.	393,027	1/12/39	1-month LIBOR	IOS.FN30.600.08	(58)	(3,743)
Goldman Sachs Group Inc.	245,043	1/12/39	1-month LIBOR	IOS.FN30.550.08	(233)	(1,473)
Goldman Sachs Group Inc.	477,373	1/12/40	1-month LIBOR	IOS.FN30.450.09	(3,425)	(3,954)
Total	$1,639,479				$(4,997)	$(12,956)

[1]

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

[2]

The maximum potential amount the Fund could be required to pay as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

[3]

The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as of the period end. Decreasing market values (sell protection) or increasing market values (buy protection) when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

[4]

If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the underlying securities comprising the referenced index.

†	Percentage shown is an annual percentage rate.

‡	Periodic payments made (received) by the Fund are based on total return of the referenced entity.

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

Below is a table, grouped by derivative type, that provides information about the fair value and the location of derivatives within the Statement of Assets and Liabilities at January 31, 2012.

ASSET DERIVATIVES[1]
	Interest Rate Risk	Foreign Exchange Risk	Credit Risk	Total
Purchased options[2]	$3,281	—	$117,459	$120,740
Futures contracts[3]	62,555	—	—	62,555
Swap contracts[4]	—	—	283,867	283,867
Forward foreign currency contracts	—	$354,542	—	354,542
Total	$65,836	$354,542	$401,326	$821,704

54	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

LIABILITY DERIVATIVES[1]
	Interest Rate Risk	Credit Risk	Total
Written options	—	$123,518	$123,518
Futures contracts[3]	$293,240	—	293,240
Swap contracts[4]	119,058	283,515	402,573
Total	$412,298	$407,033	$819,331

[1]

Generally, the balance sheet location for asset derivatives is receivables/net unrealized appreciation (depreciation) and for liability derivatives is payables/net unrealized appreciation (depreciation).

[2]	Market value of purchased options is reported in Investments at value in the Statement of Assets and Liabilities.

[3]

Includes cumulative appreciation (depreciation) of futures contracts as reported in the footnotes. Only variation margin is reported within the receivables and/or payables of the Statement of Assets and Liabilities.

[4]	Values include premiums paid (received) on swap contracts which are shown separately in the Statement of Assets and Liabilities.

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the six months ended January 31, 2012. The first table provides additional detail about the amounts and sources of gains (losses) realized on derivatives during the period. The second table provides additional information about the change in unrealized appreciation (depreciation) resulting from the Fund’s derivatives and hedging activities during the period.

AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Foreign Exchange Risk	Credit Risk	Total
Purchased options	$(16,640)	—	—	$(16,640)
Written options	109,112	—	—	109,112
Futures contracts	210,277	—	—	210,277
Swap contracts	(1,543,070)	—	$26,178	(1,516,892)
Forward foreign currency contracts	—	$159,650	—	159,650
Total	$(1,240,321)	$159,650	$26,178	$(1,054,493)

CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Foreign Exchange Risk	Credit Risk	Total
Purchased options	$(20,171)	—	$(20,503)	$(40,674)
Written options	(20,789)	—	22,559	1,770
Futures contracts	102,309	—	—	102,309
Swap contracts	508,286	—	65,121	573,407
Forward foreign currency contracts	—	$287,703	—	287,703
Total	$569,635	$287,703	$67,177	$924,515

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	55

During the six months ended January 31, 2012, the volume of derivative activity for the Fund was as follows:

Average Market Value
Purchased options	$23,803
Written options	62,356
Forward foreign currency contracts (to buy)	2,442,898
Forward foreign currency contracts (to sell)	6,402,041
Futures contracts (to buy)	17,151,764
Futures contracts (to sell)	32,692,662

Average Notional Balance
Interest rate swap contracts	$2,381,429
Credit default swap contracts (to buy protection)	3,143,286
Credit default swap contracts (to sell protection)	4,652,657
Total return swap contracts	2,429,210

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B, C and R shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B, C and R shares calculated at the annual rate of 0.50%, 0.45% and 0.25% of the average daily net assets of each class, respectively. Service and distribution fees are accrued daily and paid monthly.

For the six months ended January 31, 2012, class specific expenses were as follows:

	Service and/or Distribution Fees	Transfer Agent Fees
Class A	$169,008	$78,124
Class B	16,246	10,462
Class C	153,961	26,601
Class R	1,381	1,152
Class I	—	4,309
Total	$340,596	$120,648

For the six months ended January 31, 2012, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Class A	$85,226
Class B	9,388
Class C	27,258
Class R	1,071
Class I	6,884
Total	$129,827

56	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

6. Distributions to shareholders by class

	Six Months Ended January 31, 2012	Year Ended July 31, 2011
Net Investment Income:
Class A	$1,921,847	$4,680,255
Class B	88,194	145,301
Class C	524,781	1,241,348
Class R	7,054	9,663
Class I	66,303	93,652
Total	$2,608,179	$6,170,219

7. Shares of beneficial interest

At January 31, 2012, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Six Months Ended January 31, 2012		Year Ended July 31, 2011
	Shares	Amount	Shares	Amount
Class A
Shares sold	1,265,519	$16,431,920	1,537,041	$19,617,222
Shares issued on reinvestment	141,740	1,840,830	344,466	4,400,168
Shares repurchased	(1,319,596)	(17,126,955)	(2,235,965)	(28,506,260)
Net increase (decrease)	87,663	$1,145,795	(354,458)	$(4,488,870)

Class B
Shares sold	23,133	$302,324	142,979	$1,836,595
Shares issued on reinvestment	6,252	81,409	10,208	131,429
Shares repurchased	(73,073)	(952,410)	(202,680)	(2,606,632)
Net decrease	(43,688)	$(568,677)	(49,493)	$(638,608)

Class C
Shares sold	270,251	$3,506,858	495,924	$6,310,851
Shares issued on reinvestment	37,822	491,424	90,701	1,158,082
Shares repurchased	(267,032)	(3,465,640)	(967,422)	(12,306,732)
Net increase (decrease)	41,041	$532,642	(380,797)	$(4,837,799)

Class R
Shares sold	1,512	$19,646	36,024	$457,308
Shares issued on reinvestment	542	7,054	750	9,598
Shares repurchased	(313)	(4,126)	(15,475)	(196,249)
Net increase	1,741	$22,574	21,299	$270,657

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	57

	Six Months Ended January 31, 2012		Year Ended July 31, 2011
	Shares	Amount	Shares	Amount
Class I
Shares sold	300,359	$3,873,349	210,584	$2,671,113
Shares issued on reinvestment	4,058	52,635	5,427	69,019
Shares repurchased	(39,958)	(516,967)	(168,902)	(2,136,591)
Net increase	264,459	$3,409,017	47,109	$603,541

8. Capital loss carryforward

As of July 31, 2011, the Fund had a net capital loss carryforward of approximately $18,171,428, of which $17,363,425 expires in 2015 and $808,003 expires in 2016. These amounts will be available to offset any future taxable capital gains.

Under the recently enacted Regulated Investment Company Modernization Act of 2010, the Fund will be permitted to carry forward capital losses incurred in taxable years beginning after December 22, 2010 for an unlimited period. However, any losses incurred during those future years will be required to be utilized prior to the losses incurred in pre-enactment taxable years. As a result of this ordering rule, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital losses that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law.

9. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

58	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. On June 9, 2011, the Court of Appeals issued a Summary Order affirming the District Court’s dismissal of all claims with the exception of Plaintiffs’ Section 36(b) claim as it relates to Transfer Agent fees paid to an affiliate of the Managers. The case has been remanded to the District Court for further proceedings in accordance with the Summary Order.

Plaintiffs agreed to dismiss the case, and a Stipulation of Dismissal with Prejudice was filed with the court on October 20, 2011, terminating the litigation.

*  *  *

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both a derivative claim on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in

Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report	59

connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason (the “Derivative Claim”). In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures (the “Putative Class Claims”). The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board.

The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court.

On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the shareholder’s demand.

60	Legg Mason Western Asset Core Plus Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

On May 6, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal of the Putative Class Claims. With regard to the Derivative Claim, to which the certified question related and as to which the district court granted a motion to dismiss, the Second Circuit vacated the district court’s judgment and remanded with instructions to the court to convert the motion to dismiss to a motion for summary judgment, and to rule on that motion, after further discovery should the court determine that such further discovery is warranted. On August 4, 2011, the Court held a status conference and granted plaintiff leave to file a motion for particularized discovery, while indicating that any attempt to amend the existing Compliant would be denied. On September 16, 2011, plaintiff filed motions for discovery and to amend the Complaint. Defendants filed oppositions to those two motions on October 27, 2011.

10. Recent accounting pronouncement

In May 2011, the Financial Accounting Standards Board issued Accounting Standard Update No. 2011-04, Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU No. 2011-04”). ASU No. 2011-04 establishes common requirements for measuring fair value and for disclosing information about fair value measurements. ASU No. 2011-04 is effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact the adoption of ASU No. 2011-04 will have on the Fund’s financial statements and related disclosures.

Legg Mason Western Asset Core Plus Bond Fund	61

Board approval of management and subadvisory agreements (unaudited)

At an in-person meeting of the Board of Trustees of Legg Mason Partners Income Trust (the “Trust”) held on November 7-8, 2011, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Legg Mason Western Asset Core Plus Bond Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund. At that meeting, the Board, including the Independent Trustees, also approved for an annual period the continuation of a sub-advisory agreement (together with the Sub-Advisory Agreement, the “Sub-Advisory Agreements”) between the Subadviser and Western Asset Management Company Limited (together with the Subadviser, the “Subadvisers”), an affiliate of the Manager and the Subadviser, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreements and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the meeting and considered the responses provided. The Board received and considered a variety of information about the Manager and the Subadvisers, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The information provided and presentations made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadvisers pursuant to the Sub-Advisory Agreements.

Board approval of management agreement and sub-advisory agreements

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreements. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreements in private sessions with their independent legal counsel at which no representatives of the Manager or Subadvisers were present. In approving the Management Agreement and Sub-Advisory Agreements, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement

62	Legg Mason Western Asset Core Plus Bond Fund

Board approval of management and subadvisory agreements (unaudited) (cont’d)

and the Sub-Advisory Agreements, and each Trustee may have attributed different weight to the various factors.

Nature, extent and quality of the services under the management agreement and sub-advisory agreements

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadvisers under the Management Agreement and the Sub-Advisory Agreements, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadvisers took into account the Board’s knowledge gained as Trustees of funds in the Legg Mason fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadvisers, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadvisers had expanded over time as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadvisers regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act. The Board also considered the Manager’s and each Subadviser’s risk management processes.

The Board reviewed the qualifications, backgrounds and responsibilities of the Manager’s and each Subadviser’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadvisers.

The Board considered the division of responsibilities between the Manager and the Subadvisers and the oversight provided by the Manager. The Board also considered the Manager’s and the Subadvisers’ policies and practices regarding the selection of brokers and dealers and the execution of portfolio transactions. In addition, management also reported to the Board on, among other things, its business plans and organizational changes.

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

Legg Mason Western Asset Core Plus Bond Fund	63

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as intermediate investment-grade debt funds by Lipper, showed, among other data, that the Fund’s performance for the 1- and 3-year periods ended June 30, 2011 was above the median and that its performance for the 5- and 10- year periods ended June 30, 2011 was below the median. The Board noted the explanations from the Manager and the Subadvisers concerning the Fund’s relative performance versus the peer group for the various periods.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreements were sufficient for renewal. The Board noted that it will continue to evaluate the Fund’s performance and any actions taken by the Manager and the Subadvisers to continue to improve performance.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadvisers. In addition, the Board noted that the compensation paid to the Subadvisers is paid by the Manager, not the Fund.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in services provided to these different types of accounts, noting that the Fund is provided with certain administrative services, office facilities, and Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences in management of these different types of accounts. The Board also considered and discussed information about the Subadvisers’ fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its expense group, consisting of a group of retail front-end load funds (including the Fund) classified as intermediate investment-grade debt funds and chosen by Lipper to be comparable to the Fund,

64	Legg Mason Western Asset Core Plus Bond Fund

Board approval of management and subadvisory agreements (unaudited) (cont’d)

showed that the Fund’s Contractual Management Fee and Actual Management Fee were above the median. The Board noted that the Fund’s actual total expense ratio was above the median. The Board took into account management’s discussion of the Fund’s expenses. The Board also considered that the current limitation on the Fund’s expenses is expected to continue through December 2013.

Taking all of the above into consideration, as well as the factors identified below, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreements.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed in the past by an outside consultant and remained substantially unchanged. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had previously agreed to institute a breakpoint in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s asset levels. The Board noted that the Fund had not reached the specified asset level at which the breakpoint to its Contractual Management Fee would be triggered.

The Board determined that the management fee structure for the Fund, including its breakpoint, was reasonable.

Other benefits to the manager and the subadvisers

The Board considered other benefits received by the Manager, the Subadvisers and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadvisers to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

*  *  *

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreements would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

Legg Mason Western Asset

Core Plus Bond Fund

Trustees

Elliott J. Berv

A. Benton Cocanougher

Jane F. Dasher

Mark T. Finn

R. Jay Gerken

Chairman

Stephen R. Gross

Richard E. Hanson, Jr.

Diana R. Harrington

Susan M. Heilbron

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

Investment manager

Legg Mason Partners Fund Advisor, LLC

Subadvisers

Western Asset Management Company

Western Asset Management Company Limited

Distributor

Legg Mason Investor Services, LLC

Custodian

State Street Bank and Trust Company

Co-transfer agents

Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, MA 02169

BNY Mellon Asset Servicing

4400 Computer Drive

Westborough, MA 01581

Independent registered public accounting firm

KPMG LLP

345 Park Avenue

New York, NY 10154

Legg Mason Western Asset Core Plus Bond Fund

The Fund is a separate investment series of Legg Mason Partners Income Trust, a Maryland statutory trust.

Legg Mason Western Asset Core Plus Bond Fund

Legg Mason Funds

55 Water Street

New York, NY 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q, shareholders can call the Fund at 1-877-721-1926.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio transactions are available (1) without charge, upon request, by calling the Fund at 1-877-721-1926, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Western Asset Core Plus Bond Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

©2012 Legg Mason Investor Services, LLC

Member FINRA, SIPC

Legg Mason Funds Privacy and Security Notice

Your Privacy and the Security of Your Personal Information is Very Important to the Legg Mason Funds

This Privacy and Security Notice (the “Privacy Notice”) addresses the Legg Mason Funds’ privacy and data protection practices with respect to nonpublic personal information the Funds receive. The Legg Mason Funds include any funds sold by the Funds’ distributor, Legg Mason Investor Services, LLC, as well as Legg Mason-sponsored closed-end funds and certain closed-end funds managed or sub-advised by Legg Mason or its affiliates. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Funds.

The Type of Nonpublic Personal Information the Funds Collect About You

The Funds collect and maintain nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;
•	Account balances, transactions, and mutual fund holdings and positions;
•	Online account access user IDs, passwords, security challenge question responses; and
•	Information received from consumer reporting agencies regarding credit history and creditworthiness (such as the amount of an individual’s total debt, payment history, etc.).

How the Funds Use Nonpublic Personal Information About You

The Funds do not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, or with other financial institutions or affiliates for joint marketing purposes, unless you have authorized the Funds to do so. The Funds do not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Funds may disclose information about you to:

•	Employees, agents, and affiliates on a “need to know” basis to enable the Funds to conduct ordinary business or comply with obligations to government regulators;
•

Service providers, including the Funds’ affiliates, who assist the Funds as part of the ordinary course of business (such as printing, mailing services, or processing or servicing your account with us) or otherwise perform services on the Funds’ behalf, including companies that may perform marketing services solely for the Funds;

•	The Funds’ representatives such as legal counsel, accountants and auditors; and
•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

NOT PART OF THE SEMI-ANNUAL REPORT

Legg Mason Funds Privacy and Security Notice (cont’d)

Except as otherwise permitted by applicable law, companies acting on the Funds’ behalf are contractually obligated to keep nonpublic personal information the Funds provide to them confidential and to use the information the Funds share only to provide the services the Funds ask them to perform.

The Funds may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena, or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Funds may be required to disclose your nonpublic personal information to third parties. While it is the Funds’ practice to obtain protections for disclosed information in these types of transactions, the Funds cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Funds’ Privacy and Security Practices

The Funds will notify you annually of their privacy policy as required by federal law. While the Funds reserve the right to modify this policy at any time they will notify you promptly if this privacy policy changes.

The Funds’ Security Practices

The Funds maintain appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information. The Funds’ internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only.

Although the Funds strive to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Funds will attempt to notify you as necessary so you can take appropriate protective steps. If you have consented to the Funds using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them.

In order for the Funds to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, or if you have questions about the Funds’ privacy practices, write the Funds using the contact information on your account statements, email the Funds by clicking on the Contact Us section of the Funds’ website at www.leggmason.com, or contact the Fund at 1-877-721-1926.

Revised April 2011

NOT PART OF THE SEMI-ANNUAL REPORT

www.leggmason.com/individualinvestors

©2012 Legg Mason Investor Services, LLC Member FINRA, SIPC

FD01088 3/12 SR12-1610